Exhibit 10.1

EXECUTION VERSION

TWELFTH AMENDMENT TO THE LOAN FINANCING AND SERVICING AGREEMENT AND OMNIBUS AMENDMENT TO THE TRANSACTION DOCUMENTS, dated as of April 27, 2023 (this “Amendment”), among Darby Creek LLC, a Delaware limited liability company (the “Borrower”), Deutsche Bank AG, New York Branch, as facility agent (the “Facility Agent”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral custodian (in such capacity, the “Collateral Custodian”) and each Lender party here (each, a “Lender”, and collectively, the “Lenders”).

WHEREAS, (i) the Borrower, the Lenders, the Collateral Agent and the Facility Agent are party to the Loan Financing and Servicing Agreement, dated as of February 20, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); (ii) the Borrower, as pledgor, and the Collateral Agent, as secured party and as securities intermediary, are party to the Securities Account Control Agreement, dated as of February 20, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Securities Account Control Agreement”); and (iii) FS KKR Capital Corp., as seller and the Borrower, as purchaser, are party to the Sale and Contribution Agreement, dated as of February 20, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Sale and Contribution Agreement”); and

WHEREAS, (i) the Borrower, the Facility Agent, the Collateral Agent and the Lenders have agreed to amend the Loan Agreement; (ii) the Borrower and the Collateral Agent have agreed to amend the Securities Account Control Agreement; and (iii) FS KKR Capital Corp. and the Borrower have agreed to amend the Sale and Contribution Agreement, each in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.         Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1.         Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 2.2.         Amendments to the Securities Account Control Agreement. As of the date of this Amendment, the Securities Account Control Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Securities Account Control Agreement attached as Appendix B hereto.

SECTION 2.3.         Amendments to the Sale and Contribution Agreement. As of the date of this Amendment, the Sale and Contribution Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Sale and Contribution Agreement attached as Appendix C hereto

ARTICLE III

Conditions to Effectiveness

SECTION 3.1.         This Amendment shall become effective as of the date first written above upon:

(a)            the execution and delivery of this Amendment by each party hereto; and

(b)            the Facility Agent shall have received certified copies of the resolutions of the board of managers (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c)            the Facility Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, in form and substance acceptable to the Facility Agent in its reasonable discretion;

(d)            the Facility Agent shall have received the merger related documents between the Borrower and Dunlap Funding LLC, in form and substance acceptable to the Facility Agent in its reasonable discretion; and

(e)            the payment in full of all fees (including reasonable fees and out-of-pocket, documented expenses of counsel) due to the Lenders and Facility Agent on or prior to the effective date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1.         The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Waiver

SECTION 5.1. Pursuant to Section 17.2 of the Loan Agreement, the parties hereto waive the termination of the Revolving Period that occurred on April 26, 2023 and hereby reinstate the Revolving Period as if such termination never occurred.

ARTICLE VI

Miscellaneous

SECTION 6.1.         Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2.         Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3.         Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6.4.         Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. (a) This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 6.5.         Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.6.         Collateral Agent and Collateral Custodian Direction. By its execution hereof, the Borrower hereby authorizes and directs the Collateral Agent and the Collateral Custodian to execute and deliver this Amendment on the date hereof, acknowledges and agrees that the Collateral Agent and the Collateral Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases such persons from any liability in complying with such direction. In executing and delivering this Amendment, the Collateral Agent and the Collateral Custodian shall each be afforded all of the rights, privileges, immunities and indemnities afforded to it under the Agreement as if such rights, privileges, immunities and indemnities were set forth herein; provided that such rights, privileges, immunities and indemnities shall be in addition to, and not in limitation of, any such rights, privileges, immunities and indemnities set forth in this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above

DARBY CREEK LLC, as Borrower

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Financial Officer

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent and as a Committed Lender

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Director

By:	/s/ Thorben Wedderien
Name: Thorben Wedderien
Title: Vice President

TIAA, FSB, as a Committed Lender

By:	/s/ Martin O’Brien
Name: Martin O’Brien
Title: Director

KEYBANK NATIONAL ASSOCIATION, as a Committed Lender

By:	/s/ Richard Andersen
Name: Richard Andersen
Title: Senior Vice President

CUSTOMERS BANK, as a Committed Lender

By:	/s/ S. Scott Gates
Name: S. Scott Gates
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian

By:	Computershare Trust Company, N.A., as its attorney-in-fact

By:	/s/ Thomas J. Gateau
Name: Thomas J. Gateau
Title: Vice President

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH ~~11~~12th AMENDMENT DATED AS OF ~~FEBRUARY 23~~APRIL 27, 2023

LOAN FINANCING AND SERVICING AGREEMENT

dated as of February 20, 2014

DARBY CREEK LLC
as Borrower

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian

TABLE OF CONTENTS

Page

Article I	DEFINITIONS	1
Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions	~~47~~49
Article II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~48~~51
Section 2.1	Advances	~~48~~51
Section 2.2	Funding of Advances	~~49~~51
Section 2.3	Notes	~~51~~54
Section 2.4	Repayment and Prepayments	~~52~~54
Section 2.5	Permanent Reduction of Facility Amount	~~52~~55
Section 2.6	Extension of Revolving Period	~~53~~55
Section 2.7	Calculation of Discount Factor	~~53~~56
Section 2.8	Increase in Facility Amount	~~54~~57
Article III	YIELD, UNDRAWN FEE, ETC.	~~55~~57
Section 3.1	Yield and Undrawn Fee	~~55~~57
Section 3.2	Yield Distribution Dates	~~55~~57
Section 3.3	Yield Calculation	~~55~~58
Section 3.4	Computation of Yield, Fees, Etc.	~~55~~58
Article IV	PAYMENTS; TAXES	~~56~~58
Section 4.1	Making of Payments	~~56~~58
Section 4.2	Due Date Extension	~~56~~58
Section 4.3	Taxes	~~56~~58

-i-

Article V	INCREASED COSTS, ETC.	~~60~~62
Section 5.1	Increased Costs, Capital Adequacy	~~60~~62
Article VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~61~~64
Section 6.1	Effectiveness	~~61~~64
Section 6.2	Advances and Reinvestments	~~63~~66
Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~65~~68
Article VII	ADMINISTRATION AND Management OF COLLATERAL OBLIGATIONS	~~66~~69
Section 7.1	Investment Manager	~~66~~69
Section 7.2	Investment Manager Events of Default	~~66~~69
Section 7.3	Duties of the Investment Manager	~~67~~70
Section 7.4	Reserved	~~68~~71
Section 7.5	Covenants Relating to the Investment Manager	~~68~~71
Section 7.6	Reserved	~~71~~74
Section 7.7	Collateral Reporting	~~71~~74
Section 7.8	Reserved	~~71~~74
Section 7.9	Procedural Review of Collateral Obligations; Access to Investment Manager and Investment Manager’s Records	~~72~~74
Section 7.10	Optional Sales	~~73~~75
Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations	~~75~~77
Article VIII	ACCOUNTS; PAYMENTS	~~75~~78
Section 8.1	Accounts	~~75~~78
Section 8.2	Excluded Amounts	~~77~~80
Section 8.3	Distributions, Reinvestment and Dividends	~~77~~80
Section 8.4	Fees	~~80~~83

-ii-

Section 8.5	Monthly Report	~~81~~83
Article IX	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~81~~84
Section 9.1	Organization and Good Standing	~~81~~84
Section 9.2	Due Qualification	~~81~~84
Section 9.3	Power and Authority	~~82~~84
Section 9.4	Binding Obligations	~~82~~84
Section 9.5	Security Interest	~~82~~84
Section 9.6	No Violation	~~83~~85
Section 9.7	No Proceedings	~~83~~86
Section 9.8	No Consents	~~83~~86
Section 9.9	Solvency	~~84~~86
Section 9.10	Compliance with Laws	~~84~~86
Section 9.11	Taxes	~~84~~86
Section 9.12	Monthly Report	~~84~~87
Section 9.13	No Liens, Etc.	~~84~~87
Section 9.14	Information True and Correct	~~85~~87
Section 9.15	Bulk Sales	~~85~~87
Section 9.16	Collateral	~~85~~88
Section 9.17	Selection Procedures	~~85~~88
Section 9.18	Indebtedness	~~85~~88
Section 9.19	No Injunctions	~~85~~88
Section 9.20	No Subsidiaries	~~85~~88
Section 9.21	ERISA Compliance	~~85~~88
Section 9.22	Investment Company Status	~~86~~88
Section 9.23	Set-Off, Etc.	~~86~~88

-iii-

Section 9.24	Collections	~~86~~88
Section 9.25	Value Given	~~86~~88
Section 9.26	Regulatory Compliance	~~86~~89
Section 9.27	Separate Existence	~~86~~89
Section 9.28	Transaction Documents	~~87~~89
Section 9.29	Anti-Terrorism, Anti-Money Laundering	~~87~~89
Section 9.30	Anti-Bribery and Corruption	~~88~~90
Section 9.31	Volcker Rule	~~88~~91
Section 9.32	AIFMD	~~88~~91
Section 9.33	EEA/UK Financial Institution	91
Article X	COVENANTS	~~88~~91
Section 10.1	Protection of Security Interest of the Secured Parties	~~88~~91
Section 10.2	Other Liens or Interests	~~89~~92
Section 10.3	Costs and Expenses	~~90~~92
Section 10.4	Reporting Requirements	~~90~~93
Section 10.5	Separate Existence	~~90~~93
Section 10.6	Hedging Agreements	~~91~~94
Section 10.7	Tangible Net Worth	~~94~~96
Section 10.8	Taxes	~~94~~96
Section 10.9	Merger, Consolidation, Etc.	~~94~~97
Section 10.10	Deposit of Collections	~~94~~97
Section 10.11	Indebtedness; Guarantees	~~94~~97
Section 10.12	Limitation on Purchases from Affiliates	~~94~~97
Section 10.13	Documents	~~94~~97
Section 10.14	Preservation of Existence	~~95~~97

-iv-

Section 10.15	Limitation on Investments	~~95~~97
Section 10.16	Distributions	~~95~~98
Section 10.17	Performance of Borrower Assigned Agreements	~~96~~98
Section 10.18	Material Modifications	~~96~~98
Section 10.19	Further Assurances; Financing Statements	~~96~~98
Section 10.20	Obligor Payment Instructions	~~96~~99
Section 10.21	Delivery of Collateral Obligation Files	~~97~~99
Section 10.22	Collateral Obligation Schedule	~~97~~100
Section 10.23	Policies and Procedures for Sanctions	~~97~~100
Section 10.24	Compliance with Sanctions	~~97~~100
Section 10.25	Risk Retention	100
Section 10.26	Compliance with Anti-Money Laundering	102
Section 10.27	Ineligible Collateral	102
Article XI	THE COLLATERAL AGENT	~~97~~102
Section 11.1	Appointment of Collateral Agent	~~97~~102
Section 11.2	Monthly Reports	~~97~~103
Section 11.3	Collateral Administration	~~97~~103
Section 11.4	Removal or Resignation of Collateral Agent	~~101~~106
Section 11.5	Representations and Warranties	~~101~~107
Section 11.6	No Adverse Interest of Collateral Agent	~~102~~107
Section 11.7	Reliance of Collateral Agent	~~102~~107
Section 11.8	Limitation of Liability and Collateral Agent Rights	~~102~~108
Section 11.9	Tax Reports	~~105~~110
Section 11.10	Merger or Consolidation	~~105~~110
Section 11.11	Collateral Agent Compensation	~~105~~110

-v-

Section 11.12	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism ~~Laws 105~~and Anti-Money Laundering Regulations	111
Article XII	GRANT OF SECURITY INTEREST	~~106~~111
Section 12.1	Borrower’s Grant of Security Interest	~~106~~111
Section 12.2	Borrower Remains Liable	~~107~~112
Section 12.3	Release of Collateral	~~107~~113
Article XIII	FACILITY TERMINATION EVENTS	~~108~~113
Section 13.1	Facility Termination Events	~~108~~113
Section 13.2	Effect of Facility Termination Event	~~111~~116
Section 13.3	Rights upon Facility Termination Event	~~111~~116
Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~112~~117
Section 13.5	Collective Proceedings	~~112~~118
Section 13.6	Insolvency Proceedings	~~112~~118
Section 13.7	Delay or Omission Not Waiver	~~113~~119
Section 13.8	Waiver of Stay or Extension Laws	~~113~~119
Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral	~~114~~119
Section 13.10	Power of Attorney	~~114~~120
Article XIV	THE FACILITY AGENT	~~115~~120
Section 14.1	Appointment	~~115~~120
Section 14.2	Delegation of Duties	~~115~~121
Section 14.3	Exculpatory Provisions	~~116~~121
Section 14.4	Reliance by Note Agents	~~116~~121
Section 14.5	Notices	~~117~~122
Section 14.6	Non-Reliance on Note Agents	~~117~~122

-vi-

Section 14.7	Indemnification	~~118~~123
Section 14.8	Successor Note Agent	~~118~~123
Section 14.9	Note Agents in their Individual Capacity	~~118~~124
Section 14.10	Borrower Procedural Review	~~119~~124
Section 14.11	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations	124
Article XV	ASSIGNMENTS	~~119~~124
Section 15.1	Restrictions on Assignments	~~119~~124
Section 15.2	Documentation	~~119~~124
Section 15.3	Rights of Assignee	~~119~~125
Section 15.4	Assignment by Lenders	~~119~~125
Section 15.5	Registration; Registration of Transfer and Exchange	~~120~~125
Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes	~~121~~126
Section 15.7	Persons Deemed Owners	~~121~~127
Section 15.8	Cancellation	~~121~~127
Section 15.9	Participations; Pledge	~~122~~127
Section 15.10	Reallocation of Advances	128
Article XVI	INDEMNIFICATION	~~123~~128
Section 16.1	Borrower Indemnity	~~123~~128
Section 16.2	Reserved	~~123~~129
Section 16.3	Contribution	~~123~~129
Section 16.4	Net After-Tax Basis	~~124~~129
Article XVII	MISCELLANEOUS	~~124~~129
Section 17.1	No Waiver; Remedies	~~124~~129
Section 17.2	Amendments, Waivers	~~124~~130

-vii-

Section 17.3	Notices, Etc.	~~125~~130
Section 17.4	Costs and Expenses	~~125~~131
Section 17.5	Binding Effect; Survival	~~126~~131
Section 17.6	Captions and Cross References	~~126~~132
Section 17.7	Severability	~~126~~132
Section 17.8	GOVERNING LAW	~~126~~132
Section 17.9	Counterparts	~~126~~132
Section 17.10	WAIVER OF JURY TRIAL	~~126~~132
Section 17.11	No Proceedings	~~127~~132
Section 17.12	Limited Recourse	~~127~~133
Section 17.13	ENTIRE AGREEMENT	~~128~~133
Section 17.14	Confidentiality	~~128~~133
Section 17.15	Non-Confidentiality of Tax Treatment	~~128~~134
Section 17.16	Replacement of Lenders	~~129~~134
Section 17.17	Consent to Jurisdiction	~~130~~135
Section 17.18	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~130~~136
Section 17.19	Acknowledgement Regarding Any Supported QFCs	136
Section 17.20	Option to Acquire Rating	137
Article XVIII	COLLATERAL CUSTODIAN	~~131~~137
Section 18.1	Designation of Collateral Custodian	~~131~~137
Section 18.2	Duties of the Collateral Custodian	~~131~~137
Section 18.3	Delivery of Collateral Obligation Files	~~133~~139
Section 18.4	Collateral Obligation File Certification	~~133~~140
Section 18.5	Release of Collateral Obligation Files	~~134~~140

-viii-

Section 18.6	Examination of Collateral Obligation Files	~~136~~142
Section 18.7	Lost Note Affidavit	~~136~~142
Section 18.8	Transmission of Collateral Obligation Files	~~136~~143
Section 18.9	Merger or Consolidation	~~137~~143
Section 18.10	Collateral Custodian Compensation	~~137~~143
Section 18.11	Removal or Resignation of Collateral Custodian	~~137~~143
Section 18.12	Limitations on Liability	~~138~~144
Section 18.13	Collateral Custodian as Agent of Collateral Agent	~~139~~146

-ix-

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Prepayment Notice
EXHIBIT C-5	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Electronic Asset Approval Notice
EXHIBIT F-1	Authorized Representatives of Investment Manager
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody’s Industry Classification Group List
SCHEDULE 3	Collateral Obligations

-x-

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of February 20, 2014, among DARBY CREEK LLC, a Delaware limited liability company (the “Borrower”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE VII

DEFINITIONS

SECTION 7.1.         Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination, the applicable percentage set forth in the table below:

Loan Type	Advance Rate
First Lien Loan or Senior Secured Bond	70%
First Lien Last Out Loan (Leverage Multiple of 1.0 – 1.5x) (as of the most recent date of determination)	65%
First Lien Last Out Loan (Leverage Multiple of 1.5 – 2.0x) (as of the most recent date of determination)	60%
First Lien Last Out Loan (Leverage Multiple of 2.0 – 2.5x) (as of the most recent date of determination)	55%
Second Lien Loan	45%
Unsecured Loan or Unsecured Bond	35%

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). For the purposes of this definition, “Control” shall mean the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Funded Spread” means, as of any day, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over the Applicable Interest Rate, (i) the sum of (I) the stated interest rate spread on each such Collateral Obligation above such index plus (II) for each such Collateral Obligation that provides for a minimum index amount, the excess, if any, of such minimum index amount over such index multiplied by (ii) the Collateral Obligation Amount of each such Collateral Obligation plus (b) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over an index other than the Applicable Interest Rate, (A) the excess for each such Collateral Obligation of the sum of such spread for each such Collateral Obligation and such index for each such Collateral Obligation over the Applicable Interest Rate for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (B) the Collateral Obligation Amount of each such Collateral Obligation plus (c) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation, (x) the interest rate for such Collateral Obligation minus the Applicable Interest Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation.

“Aggregate Notional Amount” shall mean, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date.

“Agreement” means this Loan Financing and Servicing Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“AIF” ~~has~~means alternative investment fund within the meaning ~~given to the term under~~of the AIFMD ~~Law~~and/or UK AIFM Regulations as relevant.

“AIFM” ~~has~~means alternative investment fund manager within the meaning ~~given to the term under~~of the AIFMD ~~Law~~and/or UK AIFM Regulations as relevant.

“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification)~~.~~

~~“AIFMD Law” means (a) the AIFMD~~ and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)            the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b)            ½ of one percent above the Federal Funds Rate; and

(c)            zero.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Collection Period ending on the Determination Date preceding such Distribution Date (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account with respect to the related Collection Period.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a).

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).

“Applicable Banking Law” means, for any Person, the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (including such Person), including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, with respect to Euros, GBPs, AUDs or CADs (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Borrower through customary banking channels, including the Collateral Agent’s own banking facilities or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in Euros, GBPs, AUDs or CADs on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Investment Manager) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Interest Rate” means (a) with respect to any Collateral Obligation or any Advance denominated in CAD, the CDOR Rate, (b) with respect to any Collateral Obligation or any Advance denominated in AUD, the BBSW Rate, (c) with respect to any Collateral Obligation or any Advance denominated in Euros, the EURIBOR Rate, (d) with respect to any Collateral Obligation or any Advance denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment (provided that if such sum is less than 0%, the Applicable Interest Rate determined pursuant to this clause (d) shall be deemed to be 0% for purposes of this Agreement), and (e) with respect to any other Collateral Obligation or any other Advance, Term SOFR.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means prior to the occurrence of any Facility Termination Event, (i) during the Revolving Period, ~~1.85~~2.65% per annum and (ii) thereafter, 2.90% per annum; provided that, during any period while a Facility Termination Event has occurred and is continuing, the Applicable Margin otherwise in effect shall be increased by the addition thereto of 2.00% per annum.

“Applicable Time Zone” means (i) with respect to Dollar Advances and CAD Advances, New York City time, (ii) with respect to Euro Advances and GBP Advances, London time and (iii) with respect to AUD Advances, Sydney time.

“Appraised Value” means, with respect to any Asset Based Loan, the appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Facility Agent in the form of Exhibit E, evidencing, among other things, the approval of the Facility Agent, in its sole discretion, of such Collateral Obligation, the applicable Eligible Currency and the applicable Discount Factor, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority, the Effective LTV, the Original Effective LTV and the Attaching Original Effective LTV (if such Collateral Obligation is an Asset Based Loan), the Original Leverage Multiple and the Attaching Leverage Multiple, other non-cash charges included in EBITDA and each other item listed in Section 6.2(h).

“Approved Appraisal Firm” means an independent third-party appraisal firm, including, Hilco Valuation Services, Gordon Brothers, Great American Group and Tiger Group and, any other independent nationally recognized third-party appraisal firm either (a) specified on the related Asset Approval Request and approved on the related Approval Notice or (b) selected by the Borrower and approved in writing by the Facility Agent (such approval not to be unreasonably withheld or delayed).

“Approved Valuation Firm” means an independent third-party valuation firm, including, (i) for any Asset Based Loan, Hilco Valuation Services, Gordon Brothers, Great American Group and Tiger Group, and (ii) for all other Collateral Obligations, Murray, Devine & Co., Houlihan Lokey, Duff & Phelps, Lincoln Advisors and Valuation Research Corporation and, in each case, any other independent nationally recognized third-party valuation firm either (a) specified on the related Asset Approval Request and approved on the related Approval Notice or (b) selected by the Borrower and approved in writing by the Facility Agent (such approval not to be unreasonably withheld or delayed).

“Article 7 Transparency and Reporting Requirements” means the reporting requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards adopted by the European Commission in relation thereto and, in each case, relevant guidance published in relation thereto as may be effective from time to time.

“Asset Approval Request” means ~~a notice~~an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 ~~which requests an Approval Notice with respect to~~or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Collateral Obligations ~~and shall include (among other things):~~.

~~(a)           the proposed date of each related acquisition;~~

~~(b)           the Investment Manager’s internal risk rating (including all other output and related calculations) for each such Collateral Obligation;~~

~~(c)           the Original Leverage Multiple and Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) for each such Collateral Obligation, measured as of the date of such notice;~~

~~(d)           each requested other non-cash charge to be included in EBITDA (if any);~~

~~(e)           a list, for each such Second Lien Loan, of any Liens permitted under the applicable Underlying Instruments that are permitted to (i) secure borrowed money in excess of $500,000, whether individually or in the aggregate and (ii) rank in priority senior to or pari passu with such Second Lien Loan;~~

~~(f)            all Obligor Information, including notice of any unavailable items of Obligor Information; and~~

~~(g)           a related Schedule of Collateral Obligations.~~

“Asset Based Loan” means any Loan which the Investment Manager identifies on the related Asset Approval Request that (i) was underwritten primarily on the appraised value of the assets securing such Loan and (ii) is governed by a borrowing base.

“Attaching Leverage Multiple” means, with respect to any Collateral Obligation that is an Enterprise Value Loan, the Leverage Multiple of any Loan of the applicable Obligor that is immediately senior in right of payment to such Collateral Obligation.

“Attaching Original Effective LTV” means, with respect to any Collateral Obligation that is an Asset Based Loan, the Original Effective LTV of any Loan of the applicable Obligor that is immediately senior in right of payment to such Collateral Obligation.

“AUD Advance” means each Advance made in AUDs.

“AUD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of an “AUD Lender”.

“AUDs” means the lawful money of Australia.

“Average Life” means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” for any Advance means a rate per annum equal to the Applicable Interest Rate for such Advance or portion thereof; provided, that in the case of

(a)            any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist), or

(b)            any period in the event the Applicable Interest Rate is not reasonably available to any Lender for such period,

the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period.

“Basel III Regulation” shall mean, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSW Rate” means, with respect to any Collection Period, the greater of (a) 0 and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the Collection Period appearing on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as of 10:00 a.m. (Sydney, Australia time), on the first day of such Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as contemplated, then the BBSW Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Sydney, Australia time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase AUD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in AUD and the same term to maturity as such Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means, on any day of determination, (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the equivalent in Dollars of the amount on deposit in the Principal Collection Account (as determined by the Investment Manager using the Applicable Conversion Rate) minus (iii) the Aggregate Unfunded Amount plus (iv) the equivalent in Dollars of the amount on deposit in the Unfunded Exposure Account (as determined by the Investment Manager using the Applicable Conversion Rate).

“Borrowing Base Condition” means, both before and after giving pro forma effect to any such distribution, (i) with respect to any distribution permitted under Sections 10.16(a)(A)(1) and 10.16(a)(A)(2), the Borrowing Base is greater than or equal to the Advances outstanding, and (ii) with respect to any distribution permitted under Section 10.16(a)(A)(3), the Borrowing Base is greater than or equal to 110% of the Advances outstanding.

“Business Day” means any day (and, solely for the purposes of determining the Applicable Interest Rate if Term SOFR applies, a day that is also a U.S. Government Securities Business Day) that is not (i) a Saturday or Sunday, (ii) any other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed or (iii)  if the applicable Business Day relates to the advance or continuation of, or payment of an Advance bearing interest at the Applicable Interest Rate or the determination of the Applicable Interest Rate, days on which banks are dealing in Dollar deposits in the interbank eurodollar market in London, England, Toronto, Canada or Sydney, Australia are closed. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.

“CAD” means the lawful money of Canada.

“CAD Advance” means each Advance made in CAD.

“CAD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “CAD Lender”.

“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses, including, for the avoidance of doubt, the payment of expenses of obtaining documents, reports or information to enable compliance with any Lender with Article 5 of the EU Securitization Regulation (including, without limitation, the costs of appointing one or more reporting agents in connection with the Article 7 Transparency and Reporting Requirements), such that the aggregate amount of such Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under the Transaction Documents in any calendar year do not exceed the sum of (i) 0.03% per annum of the Aggregate Eligible Collateral Obligation Amount plus (ii) $~~200,000~~250,000.

“CDOR Rate” means, with respect to any Collection Period, the greater of (a) 0 and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the Collection Period appearing on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as of 10:00 a.m. (Toronto time), on the first day of such Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as such Collection Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“Change of Control” means the Equityholder shall no longer be the sole equityholder of the Borrower; provided, however, that any publicly announced transaction or other series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means Wells Fargo Bank, National Association, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement between the Collateral Agent and Collateral Custodian and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Custodian” means Wells Fargo Bank, National Association, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.

“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Obligation” means a Loan or participation interest therein owned by the Borrower, excluding the Retained Interest thereon. For the avoidance of doubt, any Loan or participation interest therein acquired by the Borrower by operation of the Dunlap Funding Merger shall be a Collateral Obligation.

“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time.

The Collateral Obligation Amount of any Collateral Obligation that ceases to be (or otherwise is not) an Eligible Collateral Obligation shall be zero.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) copies (as indicated on the Schedule of Collateral Obligations and the related Document Checklist) of any related loan agreement, security agreement, mortgage, moveable or immoveable hypothec, deed of hypothec, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent in the possession of the Borrower, (iii) copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation, and (iv) any other document included by the Investment Manager on the related Document Checklist.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Investment Manager on behalf of the Borrower) from time to time.

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test and the Maximum Weighted Average Life Test.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on Annex B or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) the Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender’s pro rata share of all Advances outstanding.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

“Competitor” means (a) any Person primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Investment Manager, the advisor of the Investment Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Corporate Facility” means the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 23, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time”), among FS KKR Capital Corp., a Maryland corporation (including as successor by merger of FSK Capital Corp. II, the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and ING Capital LLC, as Collateral Agent, or any such successor or replacement parent loan facility.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.

“Covered Entity” means any of the following:

(a)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.19.

“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Asset, a component used specifically in the production of the weapons system or plays a direct role in the lethality of the weapons system.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“Daily Simple SONIA” means, for any day, SONIA for the day that is the fifth Business Day in London England prior to (A) if the relevant date of such setting is a Business Day in London England, such date of setting or (B) if the relevant date of such setting is not a Business Day in London England, the Business Day in London England immediately preceding such date of setting; provided that, if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention with the consent of the Borrower (not to be unreasonably withheld).

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a)           any Scheduled Collateral Obligation Payment or part thereof is unpaid more than 2 Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b)           an Insolvency Event occurs with respect to the Obligor thereof;

(c)           the Investment Manager or the Borrower has actual knowledge of a default as to the payment of principal and/or interest that has occurred and continues for more than two Business Days on another loan or other debt obligation of the same Obligor that is (a) senior or pari passu in right of payment to such Collateral Obligation, (b) either a full recourse obligation of the Obligor or secured by the same collateral securing such Collateral Obligation and (c) in an amount (whether separately or in the aggregate) in excess of $250,000;

(d)           a Responsible Officer of the Investment Manager or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(e)           with respect to any Related Collateral Obligation, (i) the Equityholder or any of its subsidiaries fails to comply with any funding obligation under such Variable Funding Asset, and (ii) the Equityholder fails to notify the Facility Agent prior to such failure to fund and in reasonable detail that, to the knowledge of the Equityholder, such failure to comply was not solely as a result of the Equityholder’s or such subsidiary’s inability to fund such obligation; or

(f)             the Investment Manager determines, in its sole discretion, in accordance with the Investment Management Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status.

“Deferrable Collateral Obligation” means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Determination Date” means the last day of each calendar month.

“DIP Loan” means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.

“Discount Factor” means, with respect to each Collateral Obligation and as of any date of determination pursuant to Section 2.7, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Facility Agent in its sole discretion in accordance with Section 2.7.

“Distribution Date” means the 15th day of each January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day, commencing in October 2014.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated by written notice to the Borrower at the option of the Facility Agent in its sole discretion if Moody’s publishes revised criteria and the application of such revised criteria to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Investment Manager on behalf of the Borrower) to the Collateral Custodian that identifies each of the documents contained in each Collateral Obligation File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

“Dodd-Frank Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations requests, rules, guidelines or directives thereunder or issued in connection therewith.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“Dunlap Funding Merger” means the merger of Dunlap Funding LLC with and into the Borrower, on or about April 27, 2023, with the Borrower surviving the merger.

“EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent reported pursuant to the related Underlying Instruments and set forth on the related Approval Notice or otherwise approved by the Facility Agent in its sole discretion, other non-cash charges that were deducted in determining earnings from continuing operations for such period and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, any other costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent~~;~~.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any ~~Person~~person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution ~~to the extent such public administrative authority or Person has the authority to exercise Write-Down and Conversion Powers~~.

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Equity” means, as of any day, the greater of (x) (i) the sum of the Principal Balances of all Eligible Collateral Obligations plus the balances of Principal Collections in the Principal Collection Account minus (ii) the outstanding principal amount of all Advances and (y) $0.

“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, the ~~product~~result, expressed as a percentage, of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.

“Eighth Amendment Effective Date” means February 20, 2019.

~~“Eighth Amendment Extension Fee” means a one-time extension fee payable to each extending Lender, for its own account in an amount equal to 0.50% of such Lender’s extending Commitments by the Borrower on the Eighth Amendment Effective Date.~~

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Borrower. DBNY and Wells Fargo Bank, National Association are deemed to be acceptable securities intermediaries to the Facility Agent.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise waived by the Facility Agent and the Majority Lenders (provided, that if there is more than one Lender on such Measurement Date, at least two Lenders) in their respective sole discretion on the applicable Approval Notice; provided, that the Borrower shall be permitted, at its sole expense and effort, to replace any Lender that has not consented to any such proposed waiver in accordance with Section 17.16(b)):

(a)            the Facility Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation;

(b)           such Collateral Obligation is a First Lien Loan, a First Lien Last Out Loan, a Second Lien Loan, an Unsecured Loan, a Senior Secured Bond or an Unsecured Bond;

(c)            such Collateral Obligation is not a Defaulted Collateral Obligation;

(d)           such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e)            such Collateral Obligation is not a Structured Finance Obligation;

(f)            such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency (other than an Eligible Currency);

(g)           such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(h)           such Collateral Obligation is not a lease (including a financing lease);

(i)             if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 3.00% per annum over the Applicable Interest Rate or (ii) otherwise, 3.00% per annum over the applicable index rate;

(j)             reserved;

(k)            such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof);

(l)             such Collateral Obligation is not a trade claim;

(m)           the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(n)           such Collateral Obligation is not Margin Stock;

(o)           such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(p)           such Collateral Obligation provides for the periodic payment of cash interest;

(q)           such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Investment Manager in accordance with the Investment Management Standard, other than non-credit related risks that have previously been disclosed to the Facility Agent during the process of obtaining an Approval Notice with respect to such Collateral Obligation;

(r)            the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Investment Manager;

(s)            the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Facility Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or participation, the Underlying Instrument and related documents and credit approval file;

(t)             the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;

(u)            such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein (a) subject to customary qualifications for instruments similar to such Collateral Obligation, to the Facility Agent, (b) subject to customary qualifications for instruments similar to such Collateral Obligation, to any assignee of the Facility Agent permitted or contemplated under this Agreement, (c) subject to customary qualifications for instruments similar to such Collateral Obligation, to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform Commercial Code);

(v)            the proceeds of such Loan will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision); ~~and~~

(w)           the Related Security for such Collateral Obligation is primarily located in the United States or an Eligible Jurisdiction~~.~~;

(x)            such Collateral Obligation does not have an Obligor in a Prohibited Industry; and

(y)            the proceeds of such Collateral Obligation will not be used to finance activities within the marijuana industry or the opioid industry, the sale of firearms or any other defense equipment, the development of adult entertainment, any form of betting and gambling (other than any Permitted Gaming Industry) or the making or collection of pay day loans, nor will they be used to provide financing to any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation.

“Eligible Currency” means AUDs, CADs, Dollars, Euros and GBPs.

“Eligible Jurisdiction” means Australia, Canada, Cayman Islands, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, The Netherlands, the United Kingdom and the United States.

“Eligible Obligor” means, on any day, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) is a legal operating entity or holding company, (iii) is not an Official Body ~~and~~, (iv) is not an Affiliate of, or controlled by, the Borrower, the Investment Manager or the Equityholder and (v) is not a Non-Sustainable Obligor.

“Enterprise Value Loan” means any Loan that is not an Asset Based Loan.

~~“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.~~

“Equityholder” means FS KKR Capital Corp., a Maryland corporation, together with its permitted successors and assigns.

“Equityholder Collateral Obligation” means a Collateral Obligation that is an Equityholder Acquired Collateral Obligation or an Equityholder Originated Collateral Obligation.

“Equityholder Acquired Collateral Obligation” means a Collateral Obligation that the Equityholder purchased for its own account within the meaning of Article 2(3)(b) of the EU Securitization Regulation.

“Equityholder Originated Collateral Obligation” means a Collateral Obligation that the Equityholder itself or through related entities (including, without limitation, the Borrower), directly or indirectly, was involved in the original agreement which created such Collateral Obligation within the meaning of Article 2(3)(b) of the EU Securitization Regulation.

“Equity Security” means any asset that is not a First Lien Loan, a Second Lien Loan, a an Unsecured Loan, a Permitted Investment, a Senior Secured Bond or an Unsecured Bond.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“EURIBOR Rate” means, with respect to any Collection Period, the greater of (a) 0 and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to such Collection Period as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Collection Period; provided, that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to such Collection Period are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Collection Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Collection Period for delivery on such first day and for a period equal to such Collection Period.

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Euro Advance” means each Advance made in Euros.

“Euro Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Euro Lender”.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Exceptions” has the meaning set forth in Section 18.4(b).~~

“EU Risk Retention Requirement” means the risk retention requirement under Article 6(1) of the EU Securitization Regulation.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended by Regulation (EU) 2021/557) and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitization Rules” means the EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and any official guidance published by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority (or, in either case, any predecessor or successor authority) or by the European Commission (all, except as otherwise stated, as amended from time to time).

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case multiplied by the Discount Factor applicable to each such individual Collateral Obligation:

(a)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are First Lien Last Out Loans, Second Lien Loans, Unsecured Loans or Unsecured Bonds over ~~15~~20% of the Excess Concentration Measure; provided, that the sum of the Principal Balances of all Collateral Obligations that are Unsecured Loans or Unsecured Bonds shall not exceed ~~10~~7.5% of the Excess Concentration Measure; provided, that the sum of the Principal Balances of all Collateral Obligations that are Second Lien Loans shall not exceed 5.0% of the Excess Concentration Measure;

(b)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5% of the Excess Concentration Measure; provided, that (x) the sum of the Principal Balances of all Collateral Obligations that are obligations of any Obligor that represents Principal Balances in excess of all other single Obligors may be up to 10% of the Excess Concentration Measure and (y) the sums of the Principal Balances of all Collateral Obligations that are obligations of any three Obligors (other than the Obligor specified in clause (x)) that represent Principal Balances in excess of all other single Obligors (other than the Obligor specified in clause (x)) may be up to 7.5% of the Excess Concentration Measure;

(c)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations in any single Moody’s Industry Classification (other than the Moody’s Industry Classifications described in the following proviso) over 15% of the Excess Concentration Measure; provided, that (i) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the largest Moody’s Industry Classification may be up to 22.5% of the Excess Concentration Measure, (ii) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors (other than any Obligor specified in clause (i)) in any two Moody’s Industry Classifications in excess of all other Moody’s Industry Classifications may be up to 20% of the Excess Concentration Measure, (iii) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors (other than any Obligor specified in clause (i) and (ii)) in any one Moody’s Industry Classification in excess of all other Moody’s Industry Classifications may be up to 17.5% of the Excess Concentration Measure, (iv) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the “Utilities: Oil & Gas”, “Corp-Energy: Oil & Gas” and “Corp-Metals & Mining” Moody’s Industry Classifications may be up to 10% of the Excess Concentration Measure and (v) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the “Corp-Retail” Moody’s Industry Classifications may be up to 15% of the Excess Concentration Measure;

(d)            the excess, if any, of the sum of the Principal Balances of all Loans that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over (i) if the Interest Spread Test is not satisfied, 10% or (ii) if the Interest Spread Test is satisfied, 15% of the Excess Concentration Measure;

(f)             the excess, if any, of the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in country other than the United States over 40% of the Excess Concentration Measure; provided that, (x) the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in Europe or the United Kingdom may be up to 25% of the Excess Concentration Measure and (y) the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in Australia may be up to 10% of the Excess Concentration Measure;

(g)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations which have an Obligor with either or both of (x) a public rating by Standard & Poor’s of “CCC” or lower or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa2” or lower over 15% of the Excess Concentration Measure;

(h)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are DIP Loans over 10% of the Excess Concentration Measure;

(i)             the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are participation interests over 10% of the Excess Concentration Measure;

(j)             the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Variable Funding Assets over 10% of the Excess Concentration Measure;

(k)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are CAD denominated Obligors over 10% of the Excess Concentration Measure;

(l)             the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are EUR or GBP denominated Obligors over 25% of the Excess Concentration Measure;

(m)           the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are AUD denominated Obligors over 10% of the Excess Concentration Measure; and

(n)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that have a Purchase Price (expressed as a percentage of par) of less than 60% over 15% of the Excess Concentration Measure.

“Excess Concentration Measure” means (a) during the Ramp-up Period, the Target Portfolio Amount, and (b) after the Ramp-up Period, the sum of (x) the Aggregate Eligible Collateral Obligation Amount, (y) all Principal Collections on deposit in the Principal Collection Account and (z) all amounts on deposit in the Unfunded Exposure Account.

“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error or (vi) payments by the Obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Investment Manager or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President of such Person or any other Person included on the incumbency of the Borrower, Investment Manager or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Extension Request” has the meaning set forth in Section 2.6.

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~250,000,000~~750,000,000, unless this amount is permanently (x) increased pursuant to Section 2.8 and/or (y) reduced pursuant to Section 2.5, in which event it means such higher or lower amount, as applicable, and (b) after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earlier of (i) the date that is twenty-four months after the Revolving Period ~~Interim~~ End Date and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“Facility Termination Event” means any of the events described in Section 13.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0 and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“First Lien Last Out Loan” means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in each case issued under the same Underlying Instruments as such Loan, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Investment Manager determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that any Loan that would otherwise be a First Lien Last Out Loan hereunder but, as of the Cut-Off Date, (i) has a Leverage Multiple that attaches less than or equal to 1.0x and (ii) less than 25% of the applicable tranche will be paid after one or more other tranches of first lien loans issued by the same obligor(s) have been paid in full in accordance with a priority of payments, it shall be deemed to be a First Lien Loan for all purposes hereunder.

“First Lien Loan” means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than any Permitted Working Capital Facility), (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Investment Manager determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral. For the avoidance of doubt, DIP Loans shall constitute First Lien Loans.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Foreign Currency Advance Amount” means, on any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in Euros outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in GBPs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, plus (c) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in AUDs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, plus (d) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in CADs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Currency Sublimit” means, on any Measurement Date and with respect to any Eligible Currency (other than Dollars), a Dollar amount equal to the lesser of (a) the sum of each AUD Lender’s, CAD Lender’s, Euro Lender’s or GBP Lender’s, as applicable, Pro Rata Percentage of the Advances outstanding and (b) 30% of the Facility Amount on such date; provided, that on any Measurement Date and with respect to Euros and GBPs, a Dollar amount equal to the lesser of (x) the sum of each Euro Lender’s and GBP Lender’s, as applicable, Pro Rata Percentage of the Advances outstanding, as determined by the Investment Manager using the Applicable Conversion Rate and (y) 25.0% of the Facility Amount on such date.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would have a material and adverse effect on any Lender and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during a Facility Termination Event or a result of a waiver of a Facility Termination Event), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of the “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “Fundamental Amendment”, “Maximum Portfolio Advance Rate”, or “Minimum Equity Condition”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (i) extend the Revolving Period or (j) modify the form or details of the Monthly Report in a manner that reduces the reporting requirements.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Determination Date, (c) the date on which any Facility Termination Event occurs ~~and~~, (d) each Distribution Date, (e) each date of any Optional Sale and (f) each other date requested by any other Lender in its sole discretion.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBP Advance” means each Advance made in GBP.

“GBP Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “GBP Lender”.

~~“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.~~

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Increased Costs” means collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V of this Agreement.

“Indebtedness” means, with respect to any Person, at any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss other than any unfunded commitments of the Borrower with respect to Variable Funding Assets.

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Party” has the meaning set forth in Section 16.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Required Lenders, in each case that is not an Affiliate of the Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(a)            a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the Borrower or an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(b)            a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Equityholder or any of their respective Affiliates in the ordinary course of its business);

(c)            a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)            a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning given such term in the UCC.

“Interest Collection Account” means the collective reference to the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) created and maintained on the books and records of the Securities Intermediary identified as interest collection accounts and, in each case, (x) is in the name of the Borrower or the applicable Permitted Subsidiary, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, (y) includes any and all sub-accounts and (z) is established and maintained pursuant to Section 8.1(a).

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate cap transaction and (iv) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.

~~“Interest Collection Account” means the collective reference to the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) created and maintained on the books and records of the Securities Intermediary identified as interest collection accounts and, in each case, (x) is in the name of the Borrower or the applicable Permitted Subsidiary, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, (y) includes any and all sub-accounts and (z) is established and maintained pursuant to Section 8.1(a).~~

“Interest Rate” means, for any Collection Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Base Rate for such Collection Period and such Lender.

“Interest Spread Test” means a test that will be satisfied on any day if the excess of Weighted Average Coupon minus the Applicable ~~Interest Rate~~Margin is not less than 2.00%.

“Investment Management Agreement” means the Investment Management Agreement, dated as of the date hereof, by and between the Investment Manager and the Borrower.

“Investment Management Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with Applicable Law, the terms of the Transaction Documents, all customary and usual servicing practices for loans like the Collateral Obligations and, to the extent consistent with the foregoing, (i) with reasonable care, using a degree of skill and diligence not less than that with which the Borrower or Investment Manager, as applicable, services and administers loans for its own account or for the account of its Affiliates having similar lending objectives and restrictions, and (ii) to the extent not inconsistent with clause (i), in a manner consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Collateral Obligations and without regard to any relationship that the Investment Manager or any Affiliate thereof may have with any Obligor or any Affiliate of any Obligor.

“Investment Manager” means initially FS KKR Capital Corp., a Maryland corporation or any successor investment manager appointed pursuant to this Agreement.

“Investment Manager Event of Default” means the occurrence of one of the following events:

(a)            any failure by the Investment Manager to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom;

(b)            failure on the part of the Investment Manager duly to observe or to perform in any respect any other covenant or agreement of the Investment Manager set forth in the Investment Management Agreement which failure continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Investment Manager by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);

(c)            the occurrence of an Insolvency Event with respect to the Investment Manager;

(d)            any representation, warranty or statement of the Investment Manager made in the Investment Management Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of the Investment Management Agreement or any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within 30 days after written notice thereof shall have been given to the Investment Manager by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e)            a Facility Termination Event occurs;

(f)            the failure of the Investment Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g)            the rendering against the Investment Manager of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $2,500,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h)            a Change of Control occurs;

(i)            the Equityholder ceases to be a “business development company” within the meaning of the 1940 Act;

(j)            a “cause event” (as defined in Section 11(a) of the Investment Management Agreement) occurs; or

(k)            either FS KKR Capital Corp. is terminated as, removed from being, or otherwise ceases to be the Investment Manager (including by reason of any failure to renew the term of the Investment Management Agreement), or FS/KKR Advisor, LLC ceases to be the investment advisor to the Investment Manager in each case, for a period of 30 consecutive days; provided, however, that any publicly announced transaction or series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall not constitute an Investment Manager Event of Default.

“IRS” means the United States Internal Revenue Service.

“Lender” means each Committed Lender and each Dollar Lender, each Euro Lender, each CAD Lender, each AUD Lender and each GBP Lender, in each case as the context may require.

“Lender Group” means each Lender and related Agent from time to time party hereto.

“Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor (as such calculation may be updated in connection with a modification of such Collateral Obligation described in clause (j) of the definition of “Material Modification”).

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any commercial loan, bond or note.

“Loan Originations and Revisions” has the meaning set forth in Section 10.25(e).

“Majority Lenders” means, at any time, Required Lenders; provided that, in addition to the foregoing, if there are more than two (2) Lenders at such time, at least two (2) Lenders shall be required to constitute “Majority Lenders”.

“Make-Whole Fee” means a fee equal to the positive difference, if any, of (x) the product of (1) the Applicable Margin multiplied by (2) the average daily Commitment of the applicable Lender Group during the related Collection Period multiplied by (3) 75% minus (y) the product of (1) the Applicable Margin multiplied by (2) the daily average Advances funded by the applicable Lender Group during such Collection Period minus (z) the Undrawn Fee accrued during such Collection Period with respect to the amount of the unutilized Commitment for which a Make-Whole Fee is owing pursuant to the foregoing clauses (x) and (y).

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Investment Manager; (b) the ability of the Borrower or the Investment Manager to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Obligation which:

(a)            reduces or forgives any or all of the principal amount due under such Collateral Obligation;

(b)            (i) waives one or more interest payments (other than any incremental interest accrued due to a default or event of default with respect to such Collateral Obligation), (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the spread or coupon payable on such Collateral Obligation unless (x) the Investment Manager certifies that such reduction results from an increase in the credit quality of the related Obligor and (y) such reduction (when taken together with all other reductions with respect to such Collateral Obligation) is by less than 10% of the spread or coupon payable as of the related Cut-Off Date;

(c)            contractually or structurally subordinates such Collateral Obligation by operation of (i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor or (iv) the granting of Liens on any of the collateral securing such Collateral Obligation, each that requires the consent of the Borrower or any lenders thereunder;

(d)            either (i) extends the maturity date of such Collateral Obligation by more than 120 days past the maturity date as of the related Cut-Off Date or (ii) extends the amortization schedule with respect thereto;

(e)            substitutes, alters or releases the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Obligation;

(f)             results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of Investment Manager or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder; provided, however, that it shall not be a Material Modification if any such amendment, waiver, modification or supplement grants an extension (or extensions) of not more than 30 days of the time for delivery of quarterly or annual financial statements or grants an extension (or extensions) of the time for delivery of, or waives delivery of, financial statements other than quarterly and annual financial statements;

(g)            results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Obligation was originally denominated unless the related currency risk is mitigated by a Hedging Agreement acceptable to the Facility Agent in its reasonable discretion;

(h)            with respect to an Asset Based Loan, results in a material (as determined by the Facility Agent in its reasonable discretion) change to or grants material (as determined by the Facility Agent in its reasonable discretion) relief from the borrowing base or any related definition;

(i)             with respect to an Asset Based Loan, any of (i) if the Borrower has the authority to change the appraiser with respect to such Asset Based Loan as set forth on the related Asset Approval Request, the appraiser is changed to a Person other than an Approved Appraisal Firm or an Approved Valuation Firm without the prior written consent of the Facility Agent, (ii) the frequency of the appraisals is reduced from the frequency set forth on the related Asset Approval Request or (iii) the related appraiser changes the metric for valuing the collateral of such Loan other than in accordance with its ordinary practices, and such change results in an increase in the value of the collateral for such Asset Based Loan; ~~or~~

(j)             results in a modification of the calculation of EBITDA for any Obligor during any period hereunder, by including any other non-cash charges that were deducted in determining earnings of such Obligor from continuing operations for such period, unless (w) such modification or non-cash charges were set forth on the related Approval Notice, (x) such modification or non-cash charges were otherwise approved by the Facility Agent in its sole discretion, (y) the Investment Manager continues to calculate the EBITDA of such Obligor without giving effect to such modification for all purposes under this Agreement, or if the Investment Manager elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Investment Manager shall recalculate the Original Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (z) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (g) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification~~.~~; or

(k)	without duplication of any event covered by clause (a) through (j) above, waives or modifies any financial covenant applicable to the underlying Obligor or its Affiliates.

“Maximum Portfolio Advance Rate” means (a) if the Diversity Score is greater than 16, ~~70~~67.5%, (b) if the Diversity Score is less than or equal to 16 and greater than 10, 65% and (c) if the Diversity Score is less than or equal to 10, 62.5%.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any day if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.0 years.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date, (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Investment Manager has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; and (vii) the date of any Optional Sale.

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than 10.

“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Effective Equity is greater than the greater of (a) the sum of the Collateral Obligation Amounts of the five Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts and (b) an amount equal to $30,000,000; provided that, for purposes of calculating clause (a) above, the Collateral Obligation Amount with respect to any Obligor shall be the sum of all Collateral Obligation Amounts with respect to which such Person is an Obligor.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any day if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 5.50%.

“Monthly Report” means a report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications and the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Principal Balance of all Collateral Obligations acquired by the Borrower prior to such date minus (b) the aggregate Principal Balance of all Collateral Obligations (other than Warranty Collateral Obligations) repurchased by the Equityholder or an Affiliate thereof or released to the Equityholder pursuant to a dividend, in each case prior to such date.

“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) in expanding an existing or developing a new coal-fired power plant irrespective of location, (v) in developing greenfield thermal coal mining, or (vi) in using mountain top removal as an extraction method in mining or (b) in relation to which there is evidence of child or forced labor in accordance with international labor conventions or other human rights violations such as slavery, forced or compulsory labor and human trafficking as defined by the Modern Slavery Act 2015.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of an Agent, on behalf of the related Lenders.

“Note Agent” has the meaning set forth in Section 14.1.

“Note Register” has the meaning set forth in Section 15.5(a).

“Note Registrar” has the meaning set forth in Section 15.5(a).

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any Loan and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor.

“Obligor Information” means, with respect to any Obligor, (i) the legal name and address; (ii) the jurisdiction in which such Obligor is domiciled; (iii) the audited financial statements for the two prior fiscal years of such Obligor (provided that (x) if the sum of the Principal Balances of all Collateral Obligations that are obligations of such Obligor is less than 5% of the Aggregate Eligible Collateral Obligation Amount, such audited financials need only be provided to the extent available to the Investment Manager, and (y) in the event such Obligor has been in existence for a period of time such that two years of audited financial statements are not yet available, the Investment Manager shall provide such other financial information (such as a quality of earnings report, management budget or other relevant data) and the Facility Agent will review and use commercially reasonable efforts to accept such financial information in lieu of the required financial statements; provided that such financial information will satisfy and fulfill the appropriate diligence); (iv) the Investment Manager shall provide the Investment Manager’s internal credit memo, (1) which is expected to include (a) an executive deal summary and financial performance of such Obligor, (b) the ownership structure of such Obligor, (c) an analysis of the historical performance of such Obligor, (d) a summary of historical financial statements and performance of such Obligor and (2) which the Investment Manager shall make a good faith effort to provide (e) a company forecast of such Obligor including plans related to capital expenditures, (f) the business model, company strategy and names of known peers of such Obligor, (g) details of the management team of such Obligor and (h) details of any banking facilities and the debt maturity schedule of such Obligor; provided that the items set forth in clauses (a) through (h) above shall not be required (but should be provided upon request) with respect to each such internal credit memo but are indicative of the expected contents of such internal credit memos prepared by the Investment Manager; and (v) such other information reasonably available to the Investment Manager as the Facility Agent may reasonably request.

“OFAC” has the meaning set forth in Section 9.29.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Facility Agent.

“Optional Sale” has the meaning set forth in Section 7.10.

“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Facility Agent in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Approval Notice.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Investment Manager and approved by the Facility Agent in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Approval Notice (as such calculation may be updated in connection with a modification of such Collateral Obligation described in clause (j) of the definition of “Material Modification”).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 17.16).

“Participant” has the meaning set forth in Section 15.9(a).

“Participant Register” has the meaning set forth in Section 15.9(c).

“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:

(a)            the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation;

(b)            the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and corruption) in place which satisfy the applicable policies of the Investment Manager; and

(c)            the Obligor or any of its Affiliates do not provide deposit account or payment services for internet gaming of any kind.

“Permitted Investment” means, at any time:

(a)            direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)            demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a non-U.S. depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or Facility Agent or any agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(c)            repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Collateral Custodian has taken actual or constructive delivery of such obligation in accordance with Article VIII of this Agreement, and (ii) entered into with (x) the Collateral Custodian or (y) the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s (including, if applicable, the Facility Agent, Collateral Agent or any agent thereof acting in its commercial capacity);

(d)            securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned one of the two highest long-term ratings by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Accounts collectively to exceed 10% of the value of Permitted Investments held in such account (with Permitted Investments held in such accounts valued at par);

(e)            commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(f)            units of money market funds rated in the highest credit rating category by each Rating Agency;

(g)           cash in any Eligible Currency; or

(h)           any other demand or time deposit, obligation, security or investment (including a hedging arrangement) as may be acceptable to the Facility Agent, as evidenced by a writing to that effect.

Permitted Investments may be purchased by or through the Collateral Custodian or any of its Affiliates. All Permitted Investments shall be held in the name of the Collateral Custodian. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its Standard & Poor’s rating. Any such investment may be made or acquired from or through the Collateral Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (h), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Permitted Working Capital Facility” means, in respect of an Obligor and a Collateral Obligation, a working capital facility incurred by the relevant Obligor that (a) has an aggregate commitment equal to not more than 15% of the sum of (i) the aggregate commitment amount of such working capital facility, (ii) the aggregate commitment amount of such Collateral Obligation and (iii) the aggregate commitment amount of any other debt that is pari passu with, or senior to, such Collateral Obligation less unrestricted cash; (b) has a ratio of the aggregate commitment amount of such working capital facility to EBITDA of such Obligor (determined on the date such Collateral Obligation is acquired or proposed to be acquired) is not greater than 1.0x; (c) is not contractually or structurally senior to such Collateral Obligation; and (d) is secured primarily by inventory and account receivables.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Prepayment Fee” means ~~if the Facility Amount is permanently reduced in whole or in part prior to the end of the Revolving Period, the Borrower shall pay to each applicable Lender Group~~ a nonrefundable fee equal to the product of (a) the amount of ~~each such~~the permanent reduction in the aggregate amount of the Commitments of ~~such~~each applicable Lender Group multiplied by (b) 1.0%; provided that no Prepayment Fee will apply if such reduction is made from proceeds of any of (x) the Corporate Facility, (y) an unsecured capital markets transaction or (z) an on-balance sheet CLO.

“Prepayment Notice” has the meaning set forth in Section 2.4(b).

“Primary IM Fee” means with respect to any Distribution Date, the fee payable to the Investment Manager or successor investment manager (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Primary IM Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Investment Manager may waive or defer the payment of any Primary IM Fee in its sole discretion.

“Primary IM Fee Percentage” means 0.45%.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the Dollar equivalent of the outstanding principal balance of such Collateral Obligation (if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars and such Collateral Obligation is match-funded by Advances in the same Eligible Currency, then the Dollar equivalent shall be determined by the Applicable Conversion Rate, otherwise it shall be determined by the Applicable Exchange Rate), exclusive of (x) any deferred or capitalized interest on any Deferrable Collateral Obligation that is deferred or capitalized after the Cut-Off Date applicable to such Deferrable Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that the “Principal Balance” of any revolving loan as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii)  the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate swap or index rate swap transaction and (iv) all Repurchase Amounts, in each case other than Retained Interests.

“Principal Collection Account” means the collective reference to the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) created and maintained on the books and records of the Securities Intermediary identified as principal collection accounts and, in each case, (x) is in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, (y) includes any and all sub-accounts and (z) is established and maintained pursuant to Section 8.1(a).

“Pro Rata Percentage” means, with respect to any Lender on any date, such Lender’s Commitment as of such date divided by the aggregate Commitments as of such date.

“Prohibited Defense Asset” means a Collateral Obligation in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.

“Prohibited Industry” means with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof); (e) in the marijuana industry; (f) in the opioid industry or (g) to finance any other industry which is illegal under Applicable Law at the time of acquisition of such Loan.

“Purchase Price” means, with respect to any Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation minus all Principal Collections described in clause (i) of the definition thereof in respect of such Collateral Obligation.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.19.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Ramp-up Period” means the period from and including the Eighth Amendment Effective Date to the earlier of (i) the first date on which the sum of the Principal Balances of all Eligible Collateral Obligations equals or is greater than the Target Portfolio Amount and (ii) the six-month anniversary of the Eighth Amendment Effective Date.

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Recipient” means (a) the Facility Agent, (b) any Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Investment Manager with respect to such Collateral Obligation or Obligors.

“Reinvestment” has the meaning given in Section 8.3(b).

“Reinvestment Date” has the meaning given in Section 8.3(b).

“Reinvestment Request” has the meaning given in Section 8.3(b).

“Related Collateral Obligation” means any Collateral Obligation where the Equityholder or any Subsidiary of the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by the Equityholder or any such Subsidiary to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a)            any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;

(b)            all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c)            all Collections with respect to such Collateral Obligation and any of the foregoing;

(d)            any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e)            all Records with respect to such Collateral Obligation and any of the foregoing; and

(f)             all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means, with respect to Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto.

~~“REO Asset Owner” has the meaning specified in the Investment Management Agreement.~~

“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6, of this Agreement to maintain Hedging Agreements.

“Reporting Date” means the 15th Business Day of each calendar month.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.11 as of any time of determination, the sum of (i) the greater of (a) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral and (b) the Collateral Obligation Amount of such Collateral Obligation, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchase Event” has the meaning set forth in the Sale Agreement.

“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Investment Manager, as applicable, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Investment Manager.

“Required Lenders” means, at any time, Lenders holding Advances aggregating greater than 50% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to (a) the Investment Manager or the Borrower, its Chief Executive Officer, Chief Operating Officer, Executive Vice President or any other officer or employee of the Investment Manager or the Borrower directly responsible for the administration or collection of the Collateral Obligations, (b) the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject, or (c) any other Person, the President, any Vice-President or Assistant Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.25(b).

“Retained Economic Interest” has the meaning set forth in Section 10.25(a).

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:

(a)            the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (after giving effect to the shorter of any grace period applicable thereto and five (5) Business Days from the due date);

(b)            the Borrower, the Facility Agent or the Investment Manager obtains actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing (after giving effect to any grace period applicable thereto) with respect to another debt obligation of the same Obligor that is (i) secured by the same collateral, (ii) senior to or pari passu with in right of payment to such Collateral Obligation and (iii) in an amount in excess of $250,000;

(c)            the occurrence of an Insolvency Event with respect to any related Obligor;

(d)            the Investment Manager determines, in its sole discretion, in accordance with the Investment Management Standard, that all or a portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;

(e)            the occurrence (without the prior approval of the Facility Agent) of a Material Modification with respect to such Collateral Obligation;

(f)             the Obligor thereunder fails to deliver to the Borrower or the Investment Manager any financial reporting information as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) but in no event less frequently than quarterly, that in each case has an adverse effect on the ability of the Investment Manager or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required hereunder; provided, however, that the Borrower (or the Investment Manager on its behalf) may, on a single occasion (or any other additional occasions approved by the Facility Agent in its sole discretion) with respect to any Obligor, grant an extension of up to 30 days for the delivery of such financial statements by such Obligor;

(g)            with respect to any Enterprise Value Loan, the Leverage Multiple with respect to such Collateral Obligation increases by 1x or more over the Original Leverage Multiple with respect to such Collateral Obligation; provided that each subsequent increase of an additional 1x over the applicable Original Leverage Multiple shall be an additional Revaluation Event;

(h)            with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor to) retain either an Approved Appraisal Firm or an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan ~~that~~ at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Appraisal Firm or Approved Valuation Firm, as applicable, with respect to any Asset Based Loan that or the related Approved Appraisal Firm or Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent;

(j)             with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation increases by more than an amount equal to 15% of the Original Effective LTV of such Collateral Obligation; provided that each subsequent increase of an additional 15% over the applicable Original Effective LTV shall be an additional Revaluation Event;

(k)            if such Collateral Obligation is rated by either S&P or Moody’s and is not a DIP Loan, such Collateral Obligation has (x) a rating by Standard & Poor’s of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below or, in each case, had such ratings before they were withdrawn by Standard & Poor’s or Moody’s, as applicable; or

(l)             the Investment Manager or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a public rating by Standard & Poor’s of “CC” or below, or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor).

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~April 26, 2023~~the Revolving Period End Date (if such date is not a Business Day, the next Business Day) or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the termination of the Revolving Period pursuant to Section 13.2.

“Revolving Period ~~Interim~~ End Date” means February 26, ~~2023~~2025.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanction Target” has the meaning set forth in Section 9.29(a).

“Sanctioned Countries” has the meaning set forth in Section 9.29(a).

“Sanctions” has the meaning set forth in Section 9.29(a).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral (subject to Liens permitted under the applicable Underlying Instrument that are reasonable for similar loans and, if permitted to secure borrowed money in excess of $500,000 and rank in priority senior to or pari passu with such Second Lien Loan, whether individually or in the aggregate, are set forth on the related Asset Approval Request).

“Secondary IM Fee” means with respect to any Distribution Date, the fee payable to the Investment Manager or successor investment manager (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Secondary IM Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Investment Manager may waive or defer the payment of any Secondary IM Fee in its sole discretion.

“Secondary IM Fee Percentage” means 0.30%.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

“Securities Intermediary” means the Collateral Custodian, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.

“Senior Secured Bond” means a debt security (that is not a loan) that is (a) issued by a corporation, limited liability company, partnership or trust and (b) secured by a valid first priority perfected security interest on specified collateral.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Adjustment” means, for a period equal to three (3) months, 0.1193% per annum; provided that the Facility Agent and the Borrower may update such SONIA Adjustment from time to time giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment for syndicated credit facilities denominated in the applicable currency at such time; provided, further, that such adjustment is displayed on a screen or other information service that publishes such SONIA Adjustment from time to time as selected by the Facility Agent with the consent of the Borrower (not to be unreasonably withheld).

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SR Lender” means each Lender that is subject to the EU Securitization Rules.

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Supported QFC” has the meaning set forth in Section 17.19.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target Portfolio Amount” means (i) during the Ramp-up Period, $400,000,000, and (ii) thereafter, the sum of (x) the Aggregate Eligible Collateral Obligation Amount, (y) all Principal Collections on deposit in the Principal Collection Account and (z) all amounts on deposit in the Unfunded Exposure Account.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the greater of (i) 0.26% and (ii) the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant ~~Accrual~~Collection Period, as such rate is published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR as published by the Term SOFR Administrator.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Investment Management Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Investment Manager in connection with this Agreement.

“Twelfth Amendment Effective Date” means April 27, 2023.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK AIFM Regulations” means the UK Alternative Investment Fund Managers Regulations 2013.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” means a fee payable pursuant to Section 3.1(b) for each day of the related Collection Period during the Revolving Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day, times (y) the Undrawn Fee Rate times (z) 1/360.

“Undrawn Fee Rate” means, during the Revolving Period, 0.375%.

“Unfunded Exposure Account” means the collective reference to the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) created and maintained on the books and records of the Securities Intermediary identified as unfunded exposure accounts and, in each case, (x) is in the name of the Borrower or the applicable Permitted Subsidiary, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, (y) includes any and all sub-accounts and (z) is established and maintained pursuant to Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unmatured Facility Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.

“Unmatured Investment Manager Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Investment Manager Event of Default.

“Unsecured Bond” means any bond that is (a) not secured by a pledge of collateral and (b) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.

“Unsecured Loan” means any loan that is (a) not secured by a pledge of collateral and (b) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Borrower” means a Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day except for a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.3(f).

“Variable Funding Asset” means any Revolving Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) ~~dividing such sum by~~ the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Coupon” means, as of any day, the number expressed as a percentage obtained by dividing (i) the ~~sum for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of~~amount obtained by summing the products obtained by multiplying (x) the interest rate for each ~~such~~Eligible Collateral Obligation that is a Fixed Rate Collateral Obligation minus the Applicable Interest Rate multiplied by (y) ~~the~~such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation ~~Amount of each such Collateral Obligation~~Balance by (ii) the Adjusted Aggregate Eligible Collateral Obligation Balance for Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral Obligation and (ii) ~~dividing such sum by~~ the aggregate Collateral Obligation Amounts of all Eligible Collateral Obligations included in the Collateral.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Eligible Collateral Obligation Amount (excluding any interest that has been deferred and capitalized on any Deferrable Collateral Obligation).

“Withholding Agent” means the Borrower, the Facility Agent, and the Investment Manager.

“Write-Down and Conversion Powers” means~~,~~ (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.

SECTION 7.2.         Other Definitional Provisions. (a)  Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b)            Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c)            The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d)            The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, ~~Security Certificates~~Certificated Securities, Security Entitlements, Security Interest and Uncertificated Securities.

(e)            For the avoidance of doubt, on each Measurement Date, the Borrower shall cause the Investment Manager to re-determine the status of each Eligible Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, (A) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and (B) Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount on a prior Measurement Date may, upon receipt of a related Approval Notice, be included in the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f)             Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g)            All calculations required to be made hereunder with respect to the Collateral Obligations and the Borrowing Base (including, without limitation, to determine whether an Unmatured Facility Termination Event or Facility Termination Event shall have occurred) shall be made on a settlement date basis and after giving effect to (x) all purchases or sales to be entered into on such settlement date and (y) all Advances requested to be made on such settlement date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations.

(h)            For all purposes under this Agreement, “knowledge” shall mean actual knowledge after reasonable inquiry.

(i)              Notwithstanding anything to the contrary set forth in this Agreement, (A) each reference to notice being delivered to “each Agent” shall mean notice delivered by the applicable party to the Collateral Agent, who shall then promptly (but in no event later than the following Business Day) deliver notice to each Agent and (B) each reference to notice being delivered to both the Facility Agent and the Collateral Agent shall mean notice delivered by the applicable party to the Collateral Agent, who shall then promptly (but in no event later than the following Business Day) deliver notice to the Facility Agent; provided that each Advance Request and each voluntary prepayment notice shall be delivered by the Borrower to the Facility Agent, the Collateral Agent and each Agent (in the manner and at the times specified in the relevant provisions of this Agreement), and, in doing so, the Borrower shall be entitled to rely solely on the information contained in the Note Register and on Annex A and shall have no liability for any errors or omissions in either thereof.

(j)             For purposes of any calculation required by this Agreement, any amount owing by the Agents or any Lender to the Borrower may be calculated by the Agents or such Lender, as the case may be, in the currency in which the amount payable by the Borrower to the Agents or such Lender, as the case may be, under this Agreement is denominated at the rate of exchange at which the Agents or such Lender, as the case may be, would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

ARTICLE VIII

THE FACILITY, ADVANCE PROCEDURES AND NOTES

SECTION 8.1.         Advances. (a)  On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to or on behalf of the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than two (2) Advance Dates during any calendar week. The AUD Advances shall be made solely by the AUD Lenders, the CAD Advances shall be made solely by the CAD Lenders, the Dollar Advances shall be made solely by the Dollar Lenders, the Euro Advances shall be made solely by the Euro Lenders and the GBP Advances shall be made solely by the GBP Lenders, in each case in accordance with Section 2.2(d).

(b)            Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance and any purchase of Eligible Collateral Obligations in connection therewith, (x) the aggregate outstanding principal amount of all Advances would exceed the lower of (i) the Facility Amount and (ii) the Borrowing Base on such day or (y) the Foreign Currency Advance Amount would exceed the Foreign Currency Sublimit on such day. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.

SECTION 8.2.         Funding of Advances. (a)  Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent, each Agent and the Collateral Agent of the proposed Advance at or prior to 10:00 a.m., in the Applicable Time Zone, at least (x) in the case of Advances of more than 20% of the then-current Facility Amount, sixty-one (61) days or (y) in the case of Advances up to 20% of the then-current Facility Amount, two (2) Business Days (or, with respect to any Advance requested in AUDs, three (3) Business Days’ notice) prior to the proposed Advance Date. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Advance Date and amount of such proposed Advance, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Advance Date (if applicable). Following receipt of an Advance Request, the Collateral Agent shall promptly distribute to the other parties hereto the allocation of such Advance among the Lenders in accordance with the Lenders’ respective Commitments. In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Advance Request, the Collateral Agent shall provide written notice of such change to each Agent at least two (2) Business Days (or, with respect to any Advance requested in AUDs, three (3) Business Days’ notice) prior to any proposed Advance Date. The amount of any Advance shall at least be equal to the least of (w) 1,000,000 AUDs, 1,000,000 CADs, $1,000,000, 1,000,000 Euros or 1,000,000 GBPs, as applicable, (x) the (1) Borrowing Base on such day minus (2) the Advances outstanding on such day, (y) the Foreign Currency Sublimit on such day minus the Foreign Currency Advance Amount on such day and (z) the (1) Facility Amount on such day minus (2) the Advances outstanding on such day before giving effect to the requested Advance as of such date. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. The Facility Agent shall have no obligation to lend funds hereunder in its capacity as Facility Agent. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Advances available to the Borrower by deposit to such account as may be designated by the Borrower (in a written notice received by the Facility Agent, each Agent and the Collateral Agent at least one (1) Business Day prior to such Advance Date) in same day funds no later than 2:00 p.m., in the Applicable Time Zone, on such Advance Date. Each Lender shall notify the Borrower within two (2) Business Days (or, with respect to any Advance requested in AUDs, three (3) Business Days’ notice) of any Advance Request made pursuant to Section 2.2(a)(x) if it will elect to fund the related Advance on any day prior to the end of the applicable sixty-one (61) day notice period. The Borrower expressly acknowledges and agrees that any election by any Lender on one or more occasions to fund any Advance on any day prior to the full passage of the applicable sixty-one (61) day notice period set forth in Section 2.2(a)(x) shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for sixty-one (61) days’ notice prior to any Lender funding any Advance made in respect of an Advance Request made pursuant to Section 2.2(a)(x).

(b)            Committed Lender’s Commitment. All Advances shall be made by the Facility Agent on behalf of the applicable Committed Lenders. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

(c)            Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section 13.2 ~~or~~and (ii) the end of the Revolving Period, the Borrower shall request an Advance in the amount, if any, of the Aggregate Unfunded Amount minus the amount then on deposit in the Unfunded Exposure Account. Following receipt of such Advance Request, the Lenders shall fund such requested amount, if any, by depositing such amount directly to the Collateral Custodian to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

(d)            Currency Commitment Provisions.

(i)             Each Lender hereby agrees that (A) each Advance funded in AUDs shall be funded in its entirety by the AUD Lenders, (B) each Advance funded in CADs shall be funded in its entirety by the CAD Lenders, (C) each Advance funded in Dollars shall be funded in its entirety by the Dollar Lenders, (D) each Advance funded in Euros shall be funded in its entirety by the Euro Lenders and (E) each Advance funded in GBPs shall be funded in its entirety by the GBP Lenders; provided that, no Lender other than DBNY and its Affiliates shall be required to fund any Advances in any Eligible Currency (other than Dollars) in an amount greater than its Pro Rata Percentage of the Advances to be made in such Eligible Currency. On the date of each Advance, each Lender shall purchase and sell Advances in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its Pro Rata Percentage of the Advances outstanding.

(ii)            On each FX Evaluation Date, (A) the Borrower shall calculate the Borrowing Base and deliver such calculation to the Facility Agent and (B) the Facility Agent shall deliver in accordance with Section 17.3, to the Collateral Agent, the Borrower and each Agent such calculation of the Borrowing Base, together with each Pro Rata Percentage and the actual percentage of the Advances outstanding owing to each Lender as of such FX Evaluation Date. If (x) there is on any FX Evaluation Date specified in clauses (a) or (c) of the definition thereof, any difference, (y) there is on any other FX Evaluation Date, a difference of 2.5% or more, in each case between any Lender’s actual percentage of the Advances outstanding and such Lender’s Pro Rata Percentage or (z) on any date any Lender has provided written notice to the Borrower, the Investment Manager and the Facility Agent that such Lender directs (in its sole discretion) a reallocation under this Section 2.2(d)(ii), the Borrower shall deliver, as applicable, in accordance with Section 17.3, to each Agent (with a copy to the Collateral Agent) a notice in the form of Exhibit C-5 (each, an “FX Reallocation Notice”) directing each Lender to sell to, or purchase from, as applicable, the other Lenders Advances in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its Pro Rata Percentage of the Advances outstanding. Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Advances outstanding shall occur on the second Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to any Lender after 4:00 p.m. in the Applicable Time Zone, on the third Business Day following delivery of such FX Reallocation Notice).

(iii)           Notwithstanding anything to the contrary herein, at no time shall (v) any AUD Lender have any obligation to fund any Advance in an Eligible Currency other than AUDs, (w) any CAD Lender have any obligation to fund any Advance in an Eligible Currency other than CADs, (x) any Dollar Lender have any obligation to fund any Advance in an Eligible Currency other than Dollars, (y) any Euro Lender have any obligation to fund any Advance in an Eligible Currency other than Euros or (z) any GBP Lender have any obligation to fund any Advance in an Eligible Currency other than GBPs.

SECTION 8.3.         Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the order of the Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

SECTION 8.4.         ~~(a)~~ Repayment and Prepayments. SECTION 8.5. The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3 and (ii) in full on the Facility Termination Date.

(a)	~~(b)~~ Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i)                    all such voluntary prepayments shall require prior written notice to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m. in the Applicable Time Zone two (2) Business Days prior to such voluntary prepayment, which notice (herein called the “Prepayment Notice”) shall be in the form of Exhibit C-4 and shall include (among other things) the proposed date of such prepayment and the amount and allocation of such prepayment;

(ii)                   all such voluntary partial prepayments shall be in a minimum amount of 1,000,000 AUDs, 1,000,000 CADs, $1,000,000, 2,500,000 Euros or 2,500,000 GBPs, individually and as applicable; and

(iii)                  each prepayment shall be applied on the Business Day received by the Collateral Agent if received by 3:00 p.m., in the Applicable Time Zone, on such day by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates.

(c)            If on any date the Foreign Currency ~~Sublimit~~Advance Amount has been equal to or greater than the amount which is equal to 105% of the Foreign Currency ~~Advance Amount~~Sublimit for each of the preceding thirty (30) days, then the Borrower shall within five (5) Business Days of a written request of the Facility Agent, prepay the Advances such that the Foreign Currency Advance Amount is less than or equal to the Foreign Currency Sublimit; provided that the amount of the Advances outstanding plus the Foreign Currency Advance Amount shall never be greater than the Facility Amount.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment.

SECTION 8.6.         Permanent Reduction of Facility Amount. (a) The Borrower may at any time upon five Business Days’ prior written notice to the Facility Agent and each Agent, permanently reduce the Facility Amount (i) in whole upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances or (ii) in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Committed Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Committed Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b)            Notwithstanding anything to the contrary herein, the Borrower may permanently reduce the Facility Amount at any time, provided that if such reduction occurs ~~at any time other than those specified in Section 2.5(a), it shall, unless (i)~~ prior to the eighteen-month anniversary of the Twelfth Amendment Effective Date, the Borrower shall pay the applicable Prepayment Fee, to the Collateral Agent, for the respective accounts of the Lenders; provided that, if such reduction occurs after the twelve-month anniversary of the ~~Eighth~~Twelfth Amendment Effective Date~~,~~ and any Lender has, prior to the date of such permanent reduction in whole or in part, declined an Extension Request ~~or (ii) the Facility Agent has updated the Diversity Score in any way which is material and adverse to the Borrower, pay the applicable Prepayment Fee, to the Collateral Agent, for the respective accounts of the Lenders~~, then no Prepayment Fee shall be owed to any such Lender that declined such Extension Request. Notwithstanding anything to the contrary herein, no Prepayment Fee shall be due in respect of any prepayment or permanent reduction occurring after the end of the Revolving Period.

Section 8.7             ~~Section 2.6~~ Extension of Revolving Period. The Borrower may, at any time after the first anniversary of the ~~Eighth~~Twelfth Amendment Effective Date and prior to the date that is thirty (30) days prior to the last date of the Revolving Period, deliver a written notice to each Agent (with a copy to the Facility Agent) requesting an extension of the Revolving Period for an additional twelve months (each qualifying request, an “Extension Request”). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30 day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.

Section 8.8             ~~Section 2.7~~ Calculation of Discount Factor.

(a)            In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation.

(b)            If, but only if, a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion, subject to the Investment Manager’s dispute rights set forth in this Section 2.7(b). The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Collateral Agent and the Investment Manager. The Collateral Agent shall forward a copy of such notice to each Agent. To the extent the Investment Manager has actual knowledge or, pursuant to the terms of the applicable Underlying Instruments, has received notice of any Revaluation Event with respect to any Collateral Obligation, the Investment Manager shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not longer than two Business Days after it receives notice or gains actual knowledge thereof). The Collateral Agent shall forward a copy of such notice to each Agent. So long as (i) the then-current Leverage Multiple with respect to the Collateral Obligation subject to such Revaluation Event is no more than 2.00x higher than the related Original Leverage Multiple, (ii) such Collateral Obligation was not previously subject to a Revaluation Event and (iii) such Collateral Obligation is not a Defaulted Collateral Obligation pursuant to clause (a) or (b) of the definition thereof, the Investment Manager may dispute the Discount Factor determined by the Facility Agent and at the expense of the Borrower shall retain an Approved Valuation Firm to determine the Discount Factor no later than sixty (60) days after the date of such initial determination by the Facility Agent (any such determination not to exceed the least of (x) the Purchase Price paid by the Borrower for such Collateral Obligation, (y) the outstanding Principal Balance of such Collateral Obligation and (z) any Discount Factor or haircut (including due to synthetic tranching) that the Facility Agent assigned pursuant to Section 2.7(a) or otherwise in the related Approval Notice). If the Facility Agent disputes the Discount Factor determined by the Borrower’s Approved Valuation Firm in good faith based on its reasonable judgment, the Facility Agent may at the expense of the Borrower elect to retain a different Approved Valuation Firm to determine the Discount Factor in accordance with the Valuation Standard. In either case, the Discount Factor determined by the Facility Agent shall apply during the process of any such dispute. Any determination by any Approved Valuation Firm of the Discount Factor after a Revaluation Event shall be re-calculated every six (6) months after the date of such initial determination until the Borrower provides notice pursuant to clause (d) below that such Revaluation Event is no longer continuing. If any additional Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion and there shall be no right to dispute such determination. In the event more than one Discount Factor has been determined by Approved Valuation Firms for any Collateral Obligation in accordance with this clause (b), the Discount Factor for such Collateral Obligation shall be recalculated by the Facility Agent as the average of the valuations provided by all such Approved Valuation Firms (such determination not to exceed the least of (x) the Purchase Price paid by the Borrower for such Collateral Obligation, (y) the outstanding Principal Balance of such Collateral Obligation and (z) any Discount Factor or haircut (including due to synthetic tranching) that the Facility Agent assigned pursuant to Section 2.7(a) or otherwise in the related Approval Notice).

(c)            The Facility Agent will provide written notice of each revised Discount Factor to the Borrower, the Investment Manager, each Agent and the Collateral Agent.

(d)            Upon notice from the Borrower to the Facility Agent that a Revaluation Event has been cured, the Facility Agent, in its sole discretion, shall revise the Discount Factor to revert to the Discount Factor prevailing immediately prior to the occurrence of the relevant Revaluation Event if the Facility Agent, in its reasonable discretion, is satisfied that such Revaluation Event has been cured.

Section 8.9             ~~Section 2.8~~ Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) subject to Section 15.4(b), add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group; provided that the Facility Amount may be increased to $500,000,000 with the consent of solely the Facility Agent and the Lender Group increasing its Commitment. Each increase in the Facility Amount pursuant to clause (i) above shall be allocated to each participating Lender Group pro rata based on their Commitments immediately prior to giving effect to such increase. Notwithstanding the foregoing, no such increase shall be permitted without the prior written consent of DBNY if, after giving effect to any such increase, DBNY’s Commitment will no longer be at least 51% of the Facility Amount.

ARTICLE IX

YIELD, UNDRAWN FEE, ETC.

SECTION 9.1.         Yield and Undrawn Fee. (a)  The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.

(b)            The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.

Section 9.2             ~~Section 3.2~~ Yield Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and Undrawn Fee (as applicable) shall be payable, without duplication:

(a)            on the Facility Termination Date;

(b)            on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c)            on each Distribution Date.

Section 9.3             ~~Section 3.3~~ Yield Calculation. ~~Each Note~~ The Advances shall bear interest on each day during each Collection Period at a rate per annum equal to the product of (a) the Interest Rate for such Collection Period multiplied by (b) the outstanding amount of the Advances ~~attributable to such Note~~ on such day. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days (other than Yield accruing by the reference rate set forth in clause (a) of the definition of Alternate Base Rate, which shall be computed over a year comprised of 365/366 days and with respect to GBP Advances, AUD Advances and CAD Advances 365 days).

Section 9.4             ~~Section 3.4~~ Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Collection Period and shall advise the Collateral Agent thereof in writing no later than the eighth (8th) Business Day prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.

Article X~~Article IV~~

PAYMENTS; TAXES

Section 10.1            ~~Section 4.1~~ Making of Payments. Subject to, and in accordance with, the provisions hereof, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., in the Applicable Time Zone, on the day when due in the Eligible Currency in immediately available funds. Payments received by any Lender or Agent after 3:00 p.m., in the Applicable Time Zone, on any day will be deemed to have been received by such Lender or Agent on its next following Business Day. Each Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by such Agent as provided by Section 8.3 or Section 2.4. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest and fees due and payable to them.

Section 10.2           ~~Section 4.2~~ Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

SECTION 10.3.         Taxes. (a)  Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable law, or at the option of the Facility Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient, and its direct and indirect beneficial owners, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or such beneficial owners or required to be withheld or deducted from a payment to such Recipient or such beneficial owners and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent and each Agent), or by the Facility Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall severally indemnify the Facility Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Facility Agent to the Lender from any other source against any amount due to the Facility Agent under this Section 4.3(d).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

(f)            Status of Lenders.

(i)                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Facility Agent, at the time or times reasonably requested by the Borrower or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Facility Agent as will enable the Borrower or the Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                    Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower:

(A)            any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           executed originals of IRS Form W-8ECI;

(III)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.3(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g)  the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Article XI~~Article V~~

INCREASED COSTS, ETC.

SECTION 11.1.       Increased Costs, Capital Adequacy. (a) If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Official Body (whether or not having the force of law), (A) there shall be any increase in the cost to the Facility Agent, any Agent, any Lender, successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (1) Indemnified Taxes and (2) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, from time to time, after written demand by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Person, pay to the Facility Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments within thirty (30) days after such demand; provided, that the amounts payable under this Section 5.1 shall be without duplication of amounts payable under Section 4.3.

(b)            If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy or liquidity coverage, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy and liquidity coverage), by an amount deemed by such Affected Person to be material, then, from time to time, after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Facility Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction.

(c)            If an Affected Person shall at any time (without regard to whether any Basel III Regulations or Dodd-Frank Regulations are then in effect) suffer or incur (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise, or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Affected Person or any of its Affiliates with the Basel III Regulations or Dodd-Frank Regulations, then, upon demand by or on behalf of such Affected Person through the Facility Agent, the Borrower shall pay to the Facility Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)            In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Facility Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

Article XII~~Article VI~~

EFFECTIVENESS; CONDITIONS TO ADVANCES

Section 12.1           ~~Section 6.1~~ Effectiveness. This Agreement shall become effective on the first day (the “Effective Date”) on which the Facility Agent, on behalf of the Lenders, shall have received the following, each in form and substance reasonably satisfactory to the Facility Agent:

(a)            Transaction Documents. This Agreement and each other Transaction Document, in each case duly executed by each party thereto;

(b)            Notes. For each Lender Group that has requested the same, a Note duly completed and executed by the Borrower and payable to the Agent for such Lender Group;

(c)            Establishment of Account. Evidence that each Account has been established;

(d)            Resolutions. Certified copies of the resolutions of the board of managers (or similar items) of the Borrower and the Investment Manager approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary;

(e)            Organization Documents. The certificate of formation (or similar organization document) of each of the Borrower and the Investment Manager certified by the Secretary of State of its jurisdiction of organization; and a certified, executed copy of the Borrower’s and the Investment Manager’s organizational documents;

(f)             Good Standing Certificates. Good standing certificates for each of the Borrower and the Investment Manager issued by the applicable Official Body of its jurisdiction of organization;

(g)            Incumbency. A certificate of the secretary or assistant secretary of each of the Borrower and the Investment Manager certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(h)            Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder;

(i)             Opinions. Legal opinions of Dechert LLP counsel for the Borrower and the Investment Manager, and Locke Lord LLP and in-house counsel for the Collateral Agent, each in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(j)             No Facility Termination Event, etc. Each of the Transaction Documents is in full force and effect and no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder;

(k)            Liens. The Facility Agent shall have received (i) the results of a recent search by a Person satisfactory to the Facility Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Facility Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Facility Agent;

(l)             Payment of Fees. The Facility Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders on the Effective Date have been paid in full;

(m)            No Material Adverse Effect. No Material Adverse Effect shall have occurred since September 30, 2013 and no litigation shall have commenced which, if successful, could have a Material Adverse Effect;

(n)            Financial Statements. The Facility Agent has received the most recently available copies of the financial statements and reports described in Section 7.5(k) certified by a Responsible Officer of the Investment Manager to be true and correct; such financial statements fairly present in all material respects the financial condition of such Person as of the applicable date of issuance; and

(o)            Other. Such other approvals, documents, opinions, certificates and reports as the Facility Agent may reasonably request.

Section 12.2           ~~Section 6.2~~ Advances and Reinvestments. The making of any Advance (including the initial Advance hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a)            No Facility Termination Event, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with their terms) and (i) no Facility Termination Event or Unmatured Facility Termination Event shall have occurred and be continuing or will result from the making of such Advance or Reinvestment, (ii) no Investment Manager Event of Default or Unmatured Investment Manager Event of Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment, (iii) the representations and warranties of the Borrower contained herein, of the Investment Manager contained in the Investment Management Agreement and of the Borrower and the Investment Manager in the other Transaction Documents shall be true and correct in all material respects as of the related Funding Date (or if such representations and warranties specifically refer to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Advance or Reinvestment, and (iv) after giving effect to such Advance or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), (x) the aggregate outstanding principal balance of the Advances will not exceed the Borrowing Base and (y) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit;

(b)            Requests. (i) In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent, each Agent and the Facility Agent shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, each Agent and the Facility Agent shall have received the Reinvestment Request for such reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c)            Revolving Period. The Revolving Period shall not have ended;

(d)            Document Checklist. The Facility Agent, each Agent and the Collateral Custodian shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e)            Borrowing Base Confirmation. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer’s Certificate of the Borrower or the Investment Manager (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that (x) the aggregate principal amount of all outstanding Advances shall not exceed the Borrowing Base and (y) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit, in each case, as calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(f)            Collateral Quality Tests, Minimum Equity Condition. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer’s Certificate of the Investment Manager (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such requested Advance or Reinvestment, and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests and the Minimum Equity Condition are satisfied, or (ii) with respect to each Reinvestment, (A) the Diversity Score is at least 8 and (B) each other Collateral Quality Test is satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Condition is satisfied;

(g)            Hedging Agreements. Beginning on the date that the Interest Spread Test is not satisfied, to the extent the Borrower elects to enter into Hedging Agreements in accordance with Section 10.6, the Facility Agent shall have received evidence of such transactions, in form and substance satisfactory to the Required Lenders;

(h)            Facility Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower, the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Obligation;

(i)             Permitted Use. The proceeds of any Advance will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j)             Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Investment Manager (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain either an Approved Appraisal Firm or Approved Valuation Firm, as applicable, to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Borrower shall cause the Investment Manager to report the Approved Appraisal Firm or Approved Valuation Firm, as applicable, appraisal metric and Appraised Value for such Collateral Obligation to the Facility Agent (with a copy to each Agent) in the Advance Request or Reinvestment Request, as applicable, related to such Collateral Obligation;

(k)            Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied; and

(l)             Other. With respect to any Advance, the Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as they may request, which request is reasonable as to content and timing.

SECTION 12.3.       Transfer of Collateral Obligations and Permitted Investments. (a)  The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments in physical form at the Corporate Trust Office.

(b)            On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower shall (or shall cause the Investment Manager to) direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower shall (or shall cause the Investment Manager to), if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in the definition of “Collateral Obligation File”, cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in the definition of “Collateral Obligation File” to the Collateral Custodian to be credited by the Collateral Custodian to the Principal Collection Account in accordance with the terms of this Agreement.

(c)            The Borrower shall (or shall cause the Investment Manager to) cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by it to the Principal Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired):

(i)                     in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Collateral Custodian and by (A) delivering such Instrument or Certificated Security ~~Certificate~~ to the Collateral Custodian at the Corporate Trust Office and (B) causing the Collateral Custodian to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Certificated Security at the Corporate Trust Office;

(ii)                    in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii)                   in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to the Account in the name of the Borrower; and

(iv)                  in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Secretary of State of Delaware.

Article XIII~~Article VII~~

ADMINISTRATION AND Management OF COLLATERAL OBLIGATIONS

Section 13.1           ~~Section 7.1~~ Investment Manager. The management, administration and collection of the Collateral Obligations shall be conducted by the Person designated as Investment Manager from time to time in accordance with the Investment Management Agreement.

SECTION 13.2.         Investment Manager Events of Default. (a)  If an Investment Manager Event of Default shall occur and be continuing, at the election of the Facility Agent (individually or as directed by the Majority Lenders) by written notice to the Borrower (with a copy to each Agent), the Borrower shall (i) not permit the Investment Manager to (w) consent to modifications to Collateral Obligations or Hedging Agreements, (x) cause the Borrower to enter into any Hedging Agreement, (y) consent to any acquisition or disposition of Collateral Obligations under the Investment Management Agreement or (z) take any other action with respect to the Borrower, the Collateral or the Transaction Documents specified by the Facility Agent (or its representative) to the Investment Manager in its sole discretion from time to time (each, a “Specified Transaction”), (ii) cause the Investment Manager to have the prior written consent of the Facility Agent in its sole discretion prior to directing the Borrower to enter into any Specified Transaction and (iii) seek to sell, or cause the Investment Manager to seek to sell, in each case at the direction of the Facility Agent, the Collateral Obligations for fair value on commercially reasonable terms and conditions. The Borrower shall pay the reasonable and documented costs and expenses of any agents and advisers retained by the Facility Agent in connection with the exercise of the foregoing rights; provided, however, that the Borrower’s obligations to reimburse any such costs and expenses in respect of any period during which an Investment Manager Event of Default shall have occurred and be continuing shall not exceed an amount equal to 2.00% per annum of the average daily value of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations during such period. The Investment Manager hereby agrees to work in good faith with any such agents and advisors. The Investment Management Agreement shall provide that the Investment Manager may not resign until a successor has been chosen and has commenced services.

In addition, upon the occurrence of an Investment Manager Event of Default, the Borrower shall cause the Investment Manager to, if so requested by the Facility Agent acting individually or at the direction of the Majority Lenders, deliver as directed by the Facility Agent copies of its Records within five Business Days after demand therefor and an electronic transmission (the form of such transmission shall be reasonably acceptable to such successor investment manager) containing as of the close of business on the date of demand all of the data maintained by the Investment Manager in computer format in connection with managing the Collateral Obligations.

(b)            The Borrower shall not permit the Investment Manager to resign from the obligations and duties imposed on it under the Transaction Documents other than in accordance with Section 11 of the Investment Management Agreement.

(c)            At any time, any of the Facility Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Investment Manager and the Facility Agent (with a copy to each Agent).

Section 13.3          ~~Section 7.3~~ Duties of the Investment Manager. In addition to the duties and obligations set forth in the Investment Management Agreement, the Borrower shall cause the Investment Manager to manage, service, administer and make collections on the Collateral Obligations and perform the other actions required by the Investment Manager in accordance with the terms and provisions of the Transaction Documents and the Investment Management Standard.

(a)            The Borrower shall cause the Investment Manager to take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Investment Management Standard.

(b)            The Borrower shall cause the Investment Manager to administer the Collections in respect of the Loan payments in accordance with the procedures described herein. The Borrower shall cause the Investment Manager to (i) instruct all Obligors (and related agents) to deposit Collections directly into the Collection Account and (ii) deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof. The Borrower shall cause the Investment Manager to identify all Collections as either Principal Collections or Interest Collections, as applicable. The Borrower shall cause the Investment Manager to make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The Investment Manager may, on any date, instruct the Collateral Agent to convert funds on deposit in the Collection Account into any Eligible Currency using the Applicable Conversion Rate if, after giving effect to such exchange, the Borrower is in compliance with the Borrowing Base.

(c)            The Borrower shall cause the Investment Manager to maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the occurrence and during the continuation of an Investment Manager Event of Default, deliver to the Facility Agent (with a copy to each Agent) copies of all material Records in its possession which evidence or relate to the Collections.

(d)            The Borrower shall cause the Investment Manager to, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that does not constitute a Collateral Obligation or was paid in connection with a Retained Interest.

Section 13.4           ~~Section 7.4~~ Reserved.

Section 13.5           ~~Section 7.5~~ Covenants Relating to the Investment Manager. Until the date on or after the Facility Termination Date on which the Advances shall have been repaid in full, all Yield shall have been paid, and no other amount shall be owing to the Secured Parties under this Agreement:

(a)            Compliance with Agreements and Applicable Laws. The Borrower shall cause the Investment Manager to perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Collateral Obligations and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b)            Maintenance of Existence and Conduct of Business. The Borrower shall cause the Investment Manager to: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c)            Books and Records. The Borrower shall cause the Investment Manager to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Investment Manager in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d)           Reserved.

(e)           ERISA. The Borrower shall cause the Investment Manager to give the Facility Agent and each Agent prompt written notice of any event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Borrower shall not permit the Investment Manager or any Affiliates of the Investment Manager to, cause or permit to occur an event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.

(f)            Compliance with Collateral Obligations and Investment Management Standard. The Borrower shall cause the Investment Manager to, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Investment Manager under any Collateral Obligations (except, in the case of a successor Investment Manager, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and managing the Collateral Obligations to the extent such obligations are set forth in a document included in the related Collateral Obligation File) and shall comply with the Investment Management Standard in all material respects with respect to all Collateral Obligations.

(g)           Maintain Records of Collateral Obligations. The Borrower shall cause the Investment Manager to, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Borrower shall cause the Investment Manager to maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to the Borrower, the Investment Manager’s master computer records (including any back-up archives) that refer to such Collateral Obligation shall indicate the interest of the Borrower and the Facility Agent in such Collateral Obligation and that such Collateral Obligation is owned by the Borrower and has been pledged to the Facility Agent for the benefit of the Secured Parties pursuant to this Agreement.

(h)           Liens. The Borrower shall not permit the Investment Manager to create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens.

(i)            Mergers. The Borrower shall not permit the Investment Manager to directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Investment Manager shall be permitted to merge with any entity so long as the Investment Manager remains the surviving corporation of such merger and such merger does not result in a Change of Control; provided, however, that any publicly announced transaction or series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall be permitted hereunder, with the surviving entity becoming the Equityholder for purposes of this Agreement and the other Transaction Documents, and the parties hereto agree for the benefit of the Investment Manager that such merger or fundamental change transaction shall be permitted under the Sale Agreement and the Investment Management Agreement, and shall not constitute a “change in control or management of the Investment Manager” for purposes of Section 13 of the Investment Management Agreement.  The Borrower shall cause the Investment Manager to give prior written notice of any merger to the Facility Agent and each Agent.

(j)            Investment Management Obligations. The Borrower shall not permit the Investment Manager to (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Facility Agent is not a party without the prior written consent of the Facility Agent, (ii) agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation without the prior written consent of the Facility Agent, (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents or (iv) change its fiscal year so that the reports described in Section 7.5(k) would be delivered to the Facility Agent and each Agent less frequently than every 12 months.

(k)           Financial Reports. The Borrower shall cause the Investment Manager to furnish, or cause to be furnished, to the Facility Agent and each Agent:

(i)            as soon as available, but in any event within 120 days after the end of each fiscal year of the Equityholder, a copy of the consolidated and consolidating balance sheet of the Equityholder and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year, and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities and Exchange Commission, in the Equityholder’s annual report on Form 10-K, shall be deemed delivered to the Facility Agent and each Agent on the date such documents are made so available; and

(ii)           as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of the Equityholder and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income of the Equityholder and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Equityholder and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities and Exchange Commission, in the Equityholder’s quarterly report on Form 10-Q, shall be deemed delivered to the Facility Agent and each Agent on the date such documents are made so available.

(l)            Obligor Reports. The Borrower shall cause the Investment Manager to furnish to the Facility Agent, with respect to each Obligor within 15 Business Days of the completion of the Investment Manager’s portfolio review of such Obligor (which, for any individual Obligor, shall occur no less frequently than quarterly), without duplication of any other reporting requirements set forth in this Agreement or any other Transaction Document, the Obligor Information and any financial reporting packages with respect to such Obligor and with respect to each Collateral Obligation for such Obligor (including any attached or included information, statements and calculations) received by the Borrower and/or the Investment Manager as of the date of the completion of such review. In no case, however, shall the Investment Manager be obligated hereunder to deliver such Obligor reports to the Facility Agent more than once per calendar month. Upon demand by the Facility Agent, the Borrower shall cause the Investment Manager to provide such other information as the Facility Agent may reasonably request (on behalf of itself or any Agent) with respect to any Collateral Obligation or Obligor (to the extent reasonably available to the Investment Manager) and not later than the date on which financial statements are due in respect of any fiscal quarter, any updated Obligor Information for such Obligor received during such fiscal quarter, including notice of any unavailable items of Obligor Information.

(m)          Commingling. The Borrower shall not permit the Investment Manager to, and shall not permit any Affiliate of the Investment Manager to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

Section 13.6          ~~Section 7.6~~ Reserved.

Section 13.7          ~~Section 7.7~~ Collateral Reporting. The Borrower shall cause the Investment Manager to cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Borrower shall cause the Investment Manager to supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 13.8          ~~Section 7.8~~ Reserved.

SECTION 13.9.          Procedural Review of Collateral Obligations; Access to Investment Manager and Investment Manager’s Records. (a)  The Borrower shall, and shall cause the Investment Manager (or its affiliated investment advisor) to, at the Borrower’s expense, permit representatives of the Facility Agent at any time and from time to time as the Facility Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (B) to visit its properties in connection with the collection, processing or managing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Borrower agrees, and will cause the Investment Manager (or its affiliated investment advisor), to render to the Facility Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Investment Manager’s business and operations. So long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than twice in any calendar year. During the existence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Investment Manager Event of Default or an Investment Manager Event of Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.

(b)           The Borrower shall, and shall cause the Investment Manager (or its affiliated investment advisor) to, at the Borrower’s expense and as applicable, provide to the Facility Agent access to the documentation evidencing the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Facility Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Facility Termination Event, Facility Termination Event or Investment Manager Event of Default has occurred and is continuing), (ii) during normal business hours and (iii) up to twice per calendar year (so long as no Unmatured Facility Termination Event, Facility Termination Event or Investment Manager Event of Default has occurred and is continuing). From and after the Effective Date and periodically thereafter at the reasonable discretion of the Facility Agent, the Facility Agent may review the Borrower’s and the Investment Manager’s collection and administration of the Collateral Obligations in order to assess compliance by the Investment Manager with the Investment Manager’s written policies and procedures, as well as this Agreement and may, no more than twice in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review.

(c)           Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Investment Manager to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Investment Manager to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

SECTION 13.10.        Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:

(i)            immediately after giving effect to such Optional Sale:

(A)              each Collateral Quality Test is satisfied (or, if any Collateral Quality Test is not satisfied, it is maintained or improved);

(B)               the Minimum Equity Condition is satisfied;

(C)               (i) the Borrowing Base is greater than or equal to the Advances outstanding and (ii) the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit; and

(D)               no Facility Termination Event, Unmatured Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default shall have occurred and be continuing; provided that, no more than once in any twelve-month period, if an Unmatured Facility Termination Event or Unmatured Investment Manager Event of Default is continuing, the Borrower may make an Optional Sale if, after giving effect to such Optional Sale, such event is cured (although, for the avoidance of doubt, such event shall be continuing for all purposes hereunder until the settlement date of such Optional Sale);

provided, notwithstanding the above, that the Borrower may make (i) any Optional Sale of any Collateral Obligation that, in the Investment Manager’s reasonable judgment, has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Collateral Obligation, if after giving effect to such Optional Sale,  (a) no Facility Termination Event is continuing and (b) the aggregate Principal Balance of all such Collateral Obligations sold pursuant to this proviso in any twelve-month period does not exceed 15% of the Aggregate Eligible Collateral Obligation Amount in effect on the date of such sale during such twelve month period or (ii) any Optional Sale of any Collateral Obligation if (x) the sale price is equal to or greater than the Principal Balance of such Collateral Obligation and (y) the proceeds from such Optional Sale are applied to reduce the Advances.

(ii)           at least one (1) Business Day prior to the date of any Optional Sale, the Borrower shall cause the Investment Manager to give the Facility Agent, each Agent, the Collateral Custodian and the Collateral Agent written notice of such Optional Sale, which notice shall identify the related Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include (x) an Officer’s Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating compliance with clauses (a)(i)(A), (B) and (C) above and all other conditions set forth herein are satisfied and (y) a certificate of the Investment Manager substantially in the form of Exhibit F-3 requesting the release of the related Collateral Obligation File in connection with such Optional Sale;

(iii)          such Optional Sale shall be made by the Investment Manager, on behalf of the Borrower (A) in accordance with the Investment Management Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv)          if such Optional Sale is to an Affiliate of the Borrower or the Investment Manager and such Optional Sale is not conducted on an arm’s length basis, the Facility Agent has given its prior written consent (which shall not be unreasonably withheld, conditioned or delayed); and

(v)           on the date of such Optional Sale, all proceeds from such Optional Sale (x) will be deposited directly into the Collection Account and (y) with respect to any sold Collateral Obligation, will be in the same Eligible Currency as such Collateral Obligation.

(b)           In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower (or the purchaser thereof from the Borrower) without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

(c)           The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).

(d)           In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower, or the Investment Manager on its behalf, may reasonably request.

(e)           Notwithstanding the foregoing, the Principal Balance of all Collateral Obligations (other than Warranty Collateral Obligations released to the Equityholder pursuant to a dividend by the Borrower) sold pursuant to Section 7.10(a) to the Equityholder or an Affiliate thereof or released to the Equityholder pursuant to a dividend by the Borrower shall not during the term of this Agreement exceed 20% of the Net Purchased Loan Balance measured as of the date of such sale or dividend; provided, that the Principal Balance of all Defaulted Collateral Obligations (other than Warranty Collateral Obligations released to the Equityholder pursuant to a dividend by the Borrower) sold pursuant to Section 7.10(a) to the Equityholder or an Affiliate thereof or released to the Equityholder pursuant to a dividend by the Borrower shall not during the term of this Agreement exceed 10% of the Net Purchased Loan Balance measured as of the date of such sale or dividend.

SECTION 13.11.        Repurchase or Substitution of Warranty Collateral Obligations. In the event of (x) a Repurchase Event or (y) a breach of Section 9.5, Section 9.13 or Section 9.26 or of a material breach of any other representation, warranty, undertaking or covenant set forth in Article IX, Article X, Section 18.3 or Section 18.5(b) with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Equityholder or the Investment Manager and (y) receipt by the Equityholder or the Investment Manager of written notice thereof given by the Facility Agent (with a copy to each Agent), the Borrower shall either (a) repay Advances outstanding in the applicable Eligible Currency an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30-day period either (x) such Repurchase Event shall no longer be continuing or (y) the representations and warranties in Article IX with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day, as applicable or if the Advances outstanding do not exceed the Borrowing Base, as applicable.

Article XIV~~Article VIII~~

ACCOUNTS; PAYMENTS

SECTION 14.1.          Accounts. (a)  On or prior to the Effective Date, the Borrower shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent for application by the Collateral Agent pursuant to Section 8.3 and the applicable Monthly Report. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Investment Manager, the Facility Agent and each Agent), then the Borrower shall cause the Investment Manager to transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower or at the direction of the Investment Manager (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Collections Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account in each Eligible Currency is equal to or greater than the Aggregate Unfunded Amount.

Following the Facility Termination Date, the Borrower shall cause the Investment Manager to forward any draw request made by an Obligor under a Variable Funding Asset, along with wiring instructions for the applicable Obligor, to the Collateral Custodian (with a copy to the Facility Agent and each Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Custodian shall fund such draw request in accordance with such instructions from the Investment Manager.

Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account in each Eligible Currency is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Borrower shall cause the Investment Manager to direct the Collateral Custodian to and the Collateral Custodian shall deposit into the Unfunded Exposure Account in each Eligible Currency an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

(b)           All amounts held in any Account shall, to the extent permitted by Applicable Laws, be invested by the Collateral Custodian, as directed by the Investment Manager in writing (or, if the Investment Manager fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Collateral Custodian, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Custodian shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Investment Manager or, if the Investment Manager shall fail to give such direction, the Facility Agent. The Collateral Custodian shall, upon written request, provide the Facility Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent or the Collateral Custodian be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Investment Manager or the Facility Agent, as applicable, to timely provide investment instruction to the Collateral Custodian. The Collateral Agent or the Collateral Custodian and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s or the Collateral Custodian’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(c)           Neither the Borrower nor the Investment Manager shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in Section 8.1(a), Section 8.1(b), Section 8.2, or Section 8.3(b).

Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(d)           The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base and the Minimum Equity Condition.

Section 14.2          ~~Section 8.2~~ Excluded Amounts. The Borrower may cause the Investment Manager to direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Investment Manager has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

SECTION 14.3.          Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the Facility Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(A)            FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $100,000 on any Distribution Date;

(B)            SECOND, to the Collateral Agent and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period pursuant to the Collateral Agent and Collateral Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses;

(C)            THIRD, to the Investment Manager (unless waived or deferred in whole or in part by the Investment Manager), any fees of the Investment Manager in an aggregate amount not to exceed the amount of any accrued and unpaid Primary IM Fee for the related Collection Period;

(D)            FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(D), (A) to the Lenders, an amount equal to the Yield on the Advances accrued during the Collection Period with respect to such Distribution Date (and any Yield with respect to any prior Collection Period to the extent not paid on a prior Distribution Date), (B) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Agents and the Facility Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E)             FIFTH, during the Revolving Period, to the Agents on behalf of their respective Lenders pro rata in accordance with the outstanding Advances, (1) in the amount necessary to reduce the Advances outstanding to an amount not to exceed any Borrowing Base and (2) if the Diversity Score is lower than 8, in the amount necessary to reduce the Advances outstanding to zero;

(F)            SIXTH, on and after the occurrence of the Facility Termination Date, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding;

(G)            SEVENTH, after the end of the Revolving Period, (i) if a Facility Termination Event has occurred, the Minimum Equity Condition is not satisfied or the Diversity Score is less than or equal to 6, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in the amount necessary to reduce such Advances outstanding to zero or (ii) otherwise, the Amount Available constituting Principal Proceeds only to the Agents on behalf of their respective Lenders pro rata in the amount necessary to reduce the Advances outstanding to zero;

(H)            EIGHTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the Investment Manager (unless waived or deferred in whole or in part by the Investment Manager), any fees of the Investment Manager in an aggregate amount not to exceed the amount of any accrued and unpaid Secondary IM Fee for the related Collection Period, as well as any expenses of the Investment Manager or other amounts owing to the Investment Manager, in each case reimbursable or owing under the terms of the Investment Management Agreement;

(I)              NINTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, pro rata based on amounts owed to such Persons under this Section 8.3(a)(I), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(J)              TENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to any Affected Persons, any Increased Costs then due and owing;

(K)            ELEVENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the extent not previously paid pursuant to Section 8.3(a)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

(L)             TWELFTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(M)           THIRTEENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, at the election of the Investment Manager to pay to the Investment Manager any deferred and unpaid Primary IM Fee or deferred and unpaid Secondary IM Fee;

(N)            FOURTEENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the extent not previously paid pursuant to Section 8.3(a)(B) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian under the Transaction Documents;

(O)            FIFTEENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to pay any other amounts due under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a); and

(P)            SIXTEENTH, (A) all remaining Amount Available constituting Interest Collections to the Borrower or, during the Revolving Period at the discretion of the Investment Manager, to remain in the Collection Account and (B) all remaining Amount Available constituting Principal Collections, (x) during the Revolving Period, to remain in the Collection Account as Principal Collections and (y) after the end of the Revolving Period, to the Borrower; provided that, (I) in the case of clause (A), no Unmatured Facility Termination Event shall have occurred and be continuing, or (II) in the case of clause (B), (w) no Unmatured Facility Termination Event shall have occurred and be continuing, (x) during the Revolving Period, each Collateral Quality Test is satisfied, (y) the Minimum Equity Condition is satisfied and (z) the Borrowing Base Condition is satisfied;

(b)           During the Revolving Period, the Borrower may make distributions pursuant to Section 10.16. The Borrower may also withdraw from the Collection Account (x) any Principal Collections, or (y) if after giving effect to such withdrawal, the Borrower is able to make all required payments pursuant to Section 8.3 on the next Distribution Date on a pro forma basis, Interest Collections, and apply such Collections to (A) prepay the Advances outstanding in accordance with Section 2.4, (B) pay dividends and distributions to the Equityholder in accordance with Section 10.16 or (C) acquire additional Collateral Obligations (each such reinvestment of Collections, a “Reinvestment”), subject to the following conditions:

(i)            the Borrower shall have given written notice to the Collateral Agent, each Agent and the Facility Agent of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, two Business Days prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii)           each condition precedent set forth in Section 6.2, other than those set forth in clauses (i) and (m) thereof, shall be satisfied;

(iii)          upon the written request of the Borrower (or the Investment Manager on the Borrower’s behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the Reinvestment Date, the Collateral Agent shall have provided to the Facility Agent and each Agent by facsimile or e-mail (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account; and

(iv)          any Reinvestment Request given by the Borrower pursuant to this Section 8.3(b), shall be irrevocable and binding on the Borrower.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Investment Manager as to the satisfaction of the conditions precedent set forth in Section 6.2 (other than clauses (i) and (m) thereof) and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

(c)            At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.

Section 14.4          ~~Section 8.4~~ Fees. The Borrower shall pay, pursuant hereto, the Undrawn Fee, the Make-Whole Fee, the Prepayment Fee~~, the Eighth Amendment Extension Fee~~ and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Facility Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 14.5          ~~Section 8.5~~ Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Investment Manager, the Facility Agent, the Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent (including by electronic delivery to csg.india@db.com and ls2.docs-ny@db.com), each Agent, the Borrower and the Investment Manager on each Reporting Date starting with the Reporting Date in March 2014. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Facility Agent) a copy of such notice and information to the Facility Agent, each Agent and the Investment Manager. Unless the Collateral Agent is otherwise timely directed by the Facility Agent, each Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent is directed by the Facility Agent that the Collateral Agent should not make such correction, the Collateral Agent shall take such action as instructed by the Facility Agent. The Facility Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, the Facility Agent and the Agents shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Facility Agent shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Facility Agent, such reports, instructions, statements and certificates shall be executed by the Borrower and the Investment Manager and, in the case of the Monthly Report, the Collateral Agent shall make the distributions required by Section 8.3 pursuant to such Monthly Report.

Article XV~~Article IX~~

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent, the Agents and the Lenders as to itself, as of the Effective Date ~~and~~, each Funding Date and each other Measurement Date, as follows:

Section 15.1          ~~Section 9.1~~ Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and its interest in the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 15.2          ~~Section 9.2~~ Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 15.3          ~~Section 9.3~~ Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.

Section 15.4          ~~Section 9.4~~ Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

Section 15.5          ~~Section 9.5~~ Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected under such article), and is enforceable as such against creditors of and purchasers from the Borrower; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets credited to the Accounts as Financial Assets, (b) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Borrower may, or may cause the Investment Manager to, cause cash in the Accounts to be invested or distributed in accordance with this Agreement; all Accounts constitute Securities Accounts; the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); the Borrower has received all consents and approvals required by the terms of any Collateral Obligation to the transfer and granting of a security interest in the Collateral Obligations hereunder to the Collateral Agent, on behalf of the Secured Parties; the Borrower has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, subject to the delivery requirements contained herein and/or ~~Section 18.7~~Section 18.3, will be delivered to the Collateral Custodian; the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such Certificated Security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective.

Section 15.6          ~~Section 9.6~~ No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate in any material respect any law, or any order, rule or regulation applicable to the Borrower of any Official Body having jurisdiction over the Borrower or any of its properties, or in any way materially adversely affect the Borrower’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 15.7          ~~Section 9.7~~ No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against the Borrower, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Collateral.

Section 15.8          ~~Section 9.8~~ No Consents. It is not required to obtain the material consent of any other Person or any material approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.

Section 15.9          ~~Section 9.9~~ Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.

Section 15.10        ~~Section 9.10~~ Compliance with Laws. It has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and all Collateral.

Section 15.11        ~~Section 9.11~~ Taxes. For U.S. federal income tax purpose, it is, and always has been, an entity disregarded as separate from the Equityholder and the Equityholder or its parent is treated as a United States person for U.S. federal income tax purposes. It has filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and has paid all federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). Other than Permitted Liens, no lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to the Borrower have been paid or shall have been paid if and when due.

Section 15.12        ~~Section 9.12~~ Monthly Report. Each Monthly Report is accurate in all material respects as of the date thereof, subject, in the case of information contained therein (which shall include any statements and calculations to the extent such statements or calculations are inaccurate solely as a result of such information) received from any un-Affiliated third party, to the standard set forth in Section 9.14 with respect to information received from an un-Affiliated third party.

Section 15.13        ~~Section 9.13~~ No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale Agreement. There are no judgments or Liens for Taxes with respect to the Borrower and no claim is being asserted with respect to the Taxes of the Borrower (other than with respect to Permitted Liens).

Section 15.14        ~~Section 9.14~~ Information True and Correct. All information (other than any information provided to the Borrower by an un-Affiliated third party) heretofore or hereafter furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent, any Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct in all material respects and does not omit to state any material fact necessary to make the statements contained therein not misleading. With respect to any information received from any un-Affiliated third party, the Borrower (i) will not furnish (and has not furnished) any such information to any Lender, the Collateral Agent, any Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby that it knows (or knew) to be incorrect at the time such information is (or was) furnished in any material respect and (ii) has informed (or will inform) the applicable Lender, the Collateral Agent, the applicable Agent or the Facility Agent, as applicable, of any such information which it found to be incorrect in any material respect after such information was furnished.

Section 15.15        ~~Section 9.15~~ Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 15.16        ~~Section 9.16~~ Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 15.17        ~~Section 9.17~~ Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Agent or Lender.

Section 15.18        ~~Section 9.18~~ Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 15.19        ~~Section 9.19~~ No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

Section 15.20        ~~Section 9.20~~ No Subsidiaries. The Borrower has no Subsidiaries ~~other than REO Asset Owners~~.

Section 15.21        ~~Section 9.21~~ ERISA Compliance. It has no benefit plans subject to ERISA.

Section 15.22        ~~Section 9.22~~ Investment Company Status. It is not an “investment company” as such term is defined in the 1940 Act.

Section 15.23        ~~Section 9.23~~ Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Investment Management Standard.

Section 15.24        ~~Section 9.24~~ Collections. The Borrower acknowledges that (i) all Obligors (and related agents) have been directed to make all payments directly to the Collection Account and (ii) all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.

Section 15.25        ~~Section 9.25~~ Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder (including, for this purpose, equity of the Borrower) or the applicable third party seller in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 15.26        ~~Section 9.26~~ Regulatory Compliance. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the FRS Board) and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 15.27        ~~Section 9.27~~ Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Investment Manager, and the Borrower hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Investment Manager (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 15.28        ~~Section 9.28~~ Transaction Documents. The Transaction Documents delivered to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

SECTION 15.29.        Anti-Terrorism, Anti-Money Laundering. (a)  Neither the Borrower nor any Affiliate (to the best of the Borrower’s knowledge), officer, employee (to the best of the Borrower’s knowledge) or director, acting on behalf of the Borrower ~~is~~ (i) is (A) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, ~~Her~~His Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Afghanistan, Cuba, ~~Sudan,~~ Iran, Syria, North Korea, ~~and the Crimea~~the occupied territories in the “Donetsk People’s Republic” region of Ukraine, the occupied territories in the “Luhansk People’s Republic” region of Ukraine, the occupied territories in the “Kherson” region of Ukraine, the occupied territories in the “Zaporizhzhia” region of Ukraine and the Crimean region ~~in~~of Ukraine (the “Sanctioned Countries”); ~~or~~ (~~ii~~B) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or ~~is~~(C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person ~~who is the subject or target of Sanctions~~defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate (to the best of the Borrower’s knowledge), officer, employee (to the best of the Borrower’s knowledge) or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b)           The Borrower has complied, in all material  respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.

Section 15.30        ~~Section 9.30~~ Anti-Bribery and Corruption.

(a)           Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b)           The Borrower and ~~their~~its Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

(c)           No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower (to the best of the Borrower’s knowledge), its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of the Borrower, threatened.

(d)           The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

SECTION 15.31.        Volcker Rule. The Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.

Section 15.32        ~~Section 9.32~~ AIFMD. The Borrower is not (i) an AIFM or an AIF managed by an AIFM required to be authorized or registered in accordance with AIFMD or (ii) an AIFM or an AIF managed by an AIFM (as such term is defined in the ~~AIFMD~~UK AIFM Regulations) required to be authorized or registered in accordance with ~~AIFMD~~the UK AIFM Regulations.

Section 15.33         EEA/UK Financial Institution. The Borrower is not an EEA Financial Institution or a UK Financial Institution.

Article XVI~~Article X~~

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), the Borrower hereby covenants and agrees with the Lenders, the Agents and the Facility Agent that:

SECTION 16.1.          Protection of Security Interest of the Secured Parties. (a)  At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file (and the Borrower hereby authorizes the Collateral Agent to so file) such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent or the Facility Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower, however neither the Collateral Agent nor the Facility Agent shall have any liability in connection therewith.

(b)           The Borrower shall not change its name, identity, jurisdiction or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower (or by the Collateral Agent on behalf of the Borrower) in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Facility Agent, each Agent and the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent, each Agent and Facility Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c)           The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation, Substituted Collateral Obligation or otherwise as expressly permitted by this Agreement.

(d)           Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Collateral shall indicate clearly that such Collateral is subject to a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.

Section 16.2          ~~Section 10.2~~ Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10, 7.11 and 10.16, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 16.3          ~~Section 10.3~~ Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs, charges and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 16.4          ~~Section 10.4~~ Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent, the Collateral Agent and each Agent:

(a)           as soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of a Facility Termination Event, Unmatured Facility Termination Event, Investment Manager Event of Default or Unmatured Investment Manager Event of Default, the statement of an Executive Officer of the Borrower setting forth complete details of such event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

(b)           promptly, from time to time, such other information, documents, records or reports respecting the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request; and

(c)           promptly, in reasonable detail, (i) of any Adverse Claim known to it that is made or asserted against any of the Collateral and (ii) any Material Modification.

SECTION 16.5.          Separate Existence. (a) The Borrower shall at all times: (i) maintain at least one Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) have a board of managers separate from that of any other Person; (v) file its own Tax returns, except to the extent that the Borrower is treated as a “disregarded entity” for Tax purposes and is not required to file Taxes under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Borrower has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate if (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet (if the Borrower prepares its own separate balance sheet); (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s length relationship with the Equityholder and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) cause its board of managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe in all respects all other Delaware limited liability company formalities; (xviii) not acquire the obligations or any securities of its Affiliates; (xix) cause the managers, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; and (xx) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Borrower, shall immediately become the member of the Borrower in accordance with its organizational documents.

(b)           The Borrower shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a); (ii) fail to be solvent; (iii) release, sell, transfer, convey or assign any Collateral Obligation unless in accordance with the Transaction Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; (vi) own any asset or property other than the Collateral~~, any REO Asset Owner~~ and the related assets and incidental personal property necessary for the ownership or operation of these assets, (vii) amend, supplement or otherwise modify its organizational documents, except in accordance therewith and, in the case of provisions relating to the special purpose of the Borrower and the replacement of the Independent Manager, with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (viii) divide or permit any division of itself.

(c)           The Borrower shall not (and shall not permit the Equityholder to) take any action contrary to the “Assumptions and Facts” section in the opinion of Dechert LLP, dated the date hereof, relating to certain nonconsolidation matters.

SECTION 16.6.          Hedging Agreements. (a)  With respect to any Fixed Rate Collateral Obligation, for purpose of determining the “excess” set forth clause (d) of the definition of “Excess Concentration Amount”, (i) if the Interest Spread Test is satisfied, the Borrower may or (ii) if the Interest Spread Test is not satisfied, upon the direction of the Facility Agent in its sole discretion as notified to the Borrower and the Investment Manager on or prior to the related Funding Date for such Collateral Obligation, the Borrower shall obtain and deliver to the Collateral Agent (with a copy to the Facility Agent and each Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Facility Agent in its reasonable discretion, which (1) each shall have a notional principal amount equal to or greater than $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Facility Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its sole discretion.

(b)           In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date. The Borrower shall give notice to each Agent upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Facility Agent.

(c)           In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, either (x) such Hedge Counterparty, upon the receipt of the consent of the Facility Agent, will enter into an arrangement the purpose of which shall be to assure performance by the Hedge Counterparty of its obligations under the applicable Hedging Agreement; or (y) the Borrower shall, at its option and with the written consent (in its sole discretion) of the Facility Agent, either (i) cause such Hedge Counterparty to pledge securities in the manner provided by applicable law which shall be held by the Collateral Agent, for the benefit of the Secured Parties, free and clear of the Lien of any third party, in a manner conferring on the Collateral Agent a perfected first Lien in such securities securing such Hedge Counterparty’s performance of its obligations under the applicable Hedging Agreement, (ii) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Collateral Agent, each Agent and the Facility Agent) of its intention to terminate the applicable Hedging Agreement within such 30-day period and (B) terminate the applicable Hedging Agreement within such 30-day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (iii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) with the written consent (in its sole discretion) of the Facility Agent (a “Qualified Substitute Arrangement”); provided, that in the event at any time any alternative arrangement established pursuant to the above shall cease to be satisfactory to the Facility Agent, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.

(d)           Unless an alternative arrangement pursuant to clause (x) or (y)(i) or (y)(iii) of Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30-day period referred to in Section 10.6(c). The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of the 30-day period referred to in said Section 10.6(c), the Borrower delivers to the Collateral Agent (with a copy to the Facility Agent and each Agent) (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel reasonably satisfactory to the Facility Agent as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Facility Agent has consented in writing to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.

(e)           The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.

(f)            The Borrower may at any time obtain a Replacement Hedging Agreement with the consent (in its sole discretion) of the Facility Agent.

(g)           The Borrower shall not agree to any amendment to any Hedging Agreement without the consent (in its sole discretion) of the Facility Agent.

(h)           The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i)            The Borrower, with the consent of the Facility Agent in its sole discretion, may sell all or a portion of the Hedging Agreements; provided, that no consent of the Facility Agent shall be required for the sale of all or a portion of any Hedging Agreement relating to Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount.” The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent, each Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Notwithstanding the foregoing, with respect to any Collateral Obligation, the Borrower may include in an Asset Approval Request provisions of Hedging Agreements applicable to such Collateral Obligation, and, if nothing to the contrary is included in the related Approval Notice delivered to the Borrower by the Facility Agent, the provisions relating to Hedging Agreements in the Asset Approval Request shall control to the extent such provisions conflict with this Section 10.6. Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.

Section 16.7          ~~Section 10.7~~ Tangible Net Worth. The Borrower shall maintain at all times a positive Tangible Net Worth.

Section 16.8          ~~Section 10.8~~ Taxes. For U.S. federal income tax purpose, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder or its parent will be treated as a United States person for U.S. federal income tax purposes. The Borrower will file on a timely basis all federal and other material Tax returns required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

Section 16.9          ~~Section 10.9~~ Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Borrower may consummate the Dunlap Funding Merger on or about April 27, 2023, so long as the Borrower is the surviving entity thereof.

Section 16.10        ~~Section 10.10~~ Deposit of Collections. The Borrower shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received by the Borrower, the Equityholder, the Investment Manager, any advisor of the Investment Manager or any of their respective Affiliates.

Section 16.11        ~~Section 10.11~~ Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 16.12        ~~Section 10.12~~ Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Investment Manager or any Affiliate of the Borrower, the Equityholder or the Investment Manager.

Section 16.13        ~~Section 10.13~~ Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have consented thereto in its sole discretion.

Section 16.14        ~~Section 10.14~~ Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

Section 16.15        ~~Section 10.15~~ Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries ~~other than REO Asset Owners~~; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

SECTION 16.16.        Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that the Borrower may make a distribution of (A) (1) Interest Collections, (2) Principal Collections or proceeds of any Advance (excluding any such amounts needed to settle the acquisition of any Eligible Collateral Obligation) and (3) with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, conditioned or delayed), any Collateral Obligations or other assets of the Borrower, in each case, if after giving effect to such distribution, (v) as certified in writing by the Borrower and Investment Manager to the Facility Agent (with a copy to each Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a) (other than clause (N) thereof) on the next Distribution Date, (w) no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default shall have occurred and be continuing, (x) each Collateral Quality Test is satisfied, (y) the Minimum Equity Condition is satisfied and (z) the Borrowing Base Condition is satisfied; provided that such Borrowing Base Condition shall be deemed satisfied if such percentage is at least 2.5% above the required amount, (B) amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date and (C) the proceeds of any Advance on the applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by the Borrower (and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation) either (1) prior to such Advance Date if such Eligible Collateral Obligation was identified on the related Asset Approval Request as an asset with respect to which the Borrower intends to make a future distribution pursuant to this Section 10.16(C)(1) or (2) on such Advance Date.

(b)           Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict (i) the Investment Manager from exercising any Warrant Assets issued to it by Obligors from time to time or (ii) the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 16.17        ~~Section 10.17~~ Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

SECTION 16.18.        Material Modifications. The Borrower shall not consent to a Material Modification with respect to any Collateral Obligation without the express written consent of the Facility Agent (in its sole discretion).

SECTION 16.19.        Further Assurances; Financing Statements. (a)  The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent (acting at the request of the Facility Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b)           The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c)           It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

Section 16.20        ~~Section 10.20~~ Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent’s written direction after the occurrence of a Facility Termination Event) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Facility Agent).

Section 16.21        ~~Section 10.21~~ Delivery of Collateral Obligation Files. (a)  The Borrower (or the Investment Manager on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com ~~and josh.buckman~~, thorben.wedderien@db.com, peter.sabino@db.com; anuar.atiye-manzur@db.com and andrew.goldsmith@db.com, and a copy to each Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Funding Date). In addition, promptly following the occurrence of a Facility Termination Event, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Investment Manager or any of its Affiliates is the loan agent. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of an Investment Manager Event of Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

(b)	The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com, peter.sabino@db.com, erica.flor@db.com; anuar.atiye-manzur@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com, peter.sabino@db.com, erica.flor@db.com, anuar.atiye-manzur@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 16.22        ~~Section 10.22~~ Collateral Obligation Schedule. As of the end of each January, April, July and October of each year, the Borrower shall deliver an update of the Collateral Obligation Schedule to the Facility Agent (with a copy to the Collateral Agent and each Agent), certified true and correct by each of the Borrower and the Investment Manager. The Borrower hereby authorizes a UCC-3 amendment to be filed quarterly attaching each such updated Collateral Obligation Schedule and shall file such UCC-3 amendment at the request of the Facility Agent. Upon filing, a copy of such UCC-3 shall be provided to the Collateral Agent and Facility Agent.

Section 16.23        ~~Section 10.23~~ Policies and Procedures for Sanctions. The Borrower has instituted and maintained policies and procedures designed to ensure compliance with Sanctions.

Section 16.24        ~~Section 10.24~~ Compliance with Sanctions. To the best of the Borrower’s knowledge and belief, the Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any ~~Person who is the subject or target of Sanctions~~Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.

Section 16.25          Risk Retention. (a)  For so long as any Obligations are outstanding, the Equityholder represents and undertakes to each SR Lender for the purposes of the EU Securitization Rules that: (A) as an originator for the purposes of the EU Securitization Rules, it holds and will retain on an on-going basis, a net economic interest in the securitization transaction contemplated by this Agreement, which shall not be less than 5.0% of the aggregate nominal value of all the Collateral Obligations (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each origination or acquisition of a Collateral Obligation by the Borrower); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with Article 6(3)(d) of the EU Securitization Regulation, as represented by the Equityholder’s direct limited liability company interest in the Borrower; (C) it holds and will directly retain up to 100% of the limited liability company interests of the Borrower and the Borrower shall have no other issued equity interests; (D) the aggregate capital contributions made by the Equityholder with respect to the limited liability company interests in the Borrower shall represent at least 5.0% of the aggregate of the nominal value of all the Collateral Obligations measured at the time of origination as described in (A) above; (E) the Equityholder shall not, and it will procure that its Affiliates (including without limitation, the Borrower) do not (x) short, hedge or otherwise mitigate its credit risk arising from or associated with the Retained Economic Interest, or (y) sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with the Retained Economic Interest or the Collateral Obligations (except, in each case, as permitted by the EU Securitization Rules); and (F) all of the Collateral Obligations will be Equityholder Collateral Obligations.

(b)	Each Monthly Report shall contain or be accompanied by a certification from the Equityholder containing a representation that it is, and has at all times been, in compliance with its obligations set forth in clause (a) above up to and on each date of the related Collection Period. The Equityholder shall provide, at the Equityholder’s own cost and expense, to the Facility Agent and/or any SR Lender: (A) prompt written notice of any breach of its obligations set forth in clause (a) above; (B) at the request of any SR Lender, confirmation in writing that all of the obligations set forth in clause (a) above continue to be complied with (x) in the event of a material change in the structure of the transaction contemplated by the Transaction Documents that could have a material impact on the performance of the Advances, or the risk characteristics of the Collateral Obligations and the Advances made with respect thereto; and (y) upon the occurrence of any Event of Default or becoming aware of any breach of the obligations contained in any Transaction Documents; and (C) all information, documents and reports that the SR Lender(s) may require in connection with its obligations under the EU Securitization Rules, including without limitation, any information, documentation or reports that the SR Lender requires for the purposes of Article 5(1)(e) of the EU Securitization Regulation, in such form, in such manner and at such times as prescribed by the Article 7 Transparency and Reporting Requirements; (it being understood that such information shall not be required to be provided more frequently than the Reporting Date in the calendar month immediately succeeding any Distribution Date, commencing with the Reporting Date after the Distribution Date occurring not less than three months after the Twelfth Amendment Effective Date); provided that the Equityholder shall only be required to provide notification of any significant event of the type specified by Article 7(1)(g) of the EU Securitization Regulation to the extent that a notification or report in respect of the relevant event has not otherwise been provided by any person pursuant to any other provision of any Transaction Document; provided further, that the Equityholder shall not be required to provide any information, documents or reports: (x) that is/are the subject of contractual confidentiality requirements; (y) that is/are subject to laws governing the protection of confidentiality of information and the processing of personal data (all such information, documents and reports being collectively referred to as “Restricted Information”), unless, if it is Restricted Information that cannot be anonymized or aggregated, and there is no existing confidentiality agreement permitting the disclosure of Restricted Information to the SR Lender(s), the Facility Agent and/or the SR Lender(s) enters into a confidentiality agreement reasonably acceptable to the Equityholder, with respect to such Restricted Information, so that it can be furnished to the Facility Agent and the SR Lender(s); or (z) that are not in the possession of the Equityholder and that cannot be obtained by the Equityholder using commercially reasonable efforts without material expense.

(c)	The Equityholder represents that it has been involved in the establishment of the securitization transaction contemplated at the Twelfth Amendment Effective Date by: (A) effecting the Dunlap Funding Merger; (B) approving the eligibility criteria for the origination and acquisition of Collateral Obligations by the Borrower; and (C) negotiating and approving the amendments to the Transaction Documents.

(d)	The Equityholder represents that: (A) it was not established for, and does not operate for, the sole purpose of securitizing exposures; (B) it has, and reasonably expects to continue to have, a strategy and the capacity to meet its payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which it does not rely on (x) the Collateral Obligations or other assets securitized by it; (y) its equity interest in the Borrower; or (z) the Retained Economic Interest or any other interest retained or proposed to be retained by it for purposes of the EU Risk Retention Requirement, and in each case, any related corresponding income as its sole or predominant source of revenue; and (C) it has, and shall continue to retain, responsible decision makers with the necessary experience to enable the Equityholder to pursue its established business strategy, as well as an adequate corporate governance structure.

(e)	Without limiting the obligations of any SR Lender under Article 5 of the EU Securitization Regulation, the Equityholder represents and undertakes that: (A) the Equityholder Originated Collateral Obligations originated or acquired by the Borrower have been, and will be, in its view originated pursuant to a sound and well-defined credit granting criteria; (B) in relation to each Equityholder Acquired Collateral Obligation and other Collateral Obligation acquired by the Borrower, the Equityholder has verified, and will continue to verify, that the entity which was, directly or indirectly, involved in the original agreement which created such Collateral Obligation applied a sound and well-defined credit granting criteria to the origination of the Collateral Obligation, and that in the Equityholder’s view it maintained clearly established processes for approving, amending, modifying, renewing and financing the Collateral Obligation and had effective systems in place to apply those criteria and processes to ensure that the Collateral Obligation was granted and approved based on a thorough assessment of the Obligor’s creditworthiness; and (C) it has, and shall maintain, what it considers to be clearly established criteria and processes for approving, amending, modifying, renewing and financing the Collateral Obligations (the “Loan Originations and Revisions”) and in its view has effective systems in place to apply those criteria and processes to ensure that any such Loan Originations and Revisions are granted and approved based on a thorough assessment of each Obligor’s creditworthiness.

Section 16.26          Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.

Section 16.27          Ineligible Collateral. At the direction of the Facility Agent, the Borrower shall use commercially reasonable efforts to divest (either by sale, dividend or as otherwise selected by the Servicer) any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment” if the Facility Agent determines that the Borrower’s ownership of such asset is reasonably likely to (i) have materially adverse regulatory consequences on any Lender, (ii) result in any reputational harm to any Lender or (iii) result in unfavorable capital treatment for any Lender with respect to Section 10.25, in each case, which determination shall be consistent with any determination made by the Facility Agent with respect to other similarly situated borrowers, credit facilities of this type and similar conditions for divestiture. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit any divestiture pursuant to this Section 10.27; provided that in no event shall an Unmatured Event of Default or an Event of Default be deemed to have occurred in the event the Borrower is not able to effect any divestiture pursuant to this Section 10.27 solely as a result of the Facility Agent’s failure to grant any necessary consent or waiver in connection therewith.

Article XVII~~Article XI~~

THE COLLATERAL AGENT

Section 17.1          ~~Section 11.1~~ Appointment of Collateral Agent. Wells Fargo Bank, National Association is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party.

Section 17.2          ~~Section 11.2~~ Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 17.3          ~~Section 11.3~~ Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Investment Manager, the Facility Agent and the Agents certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Borrower and/or the Investment Manager pursuant to Section 7.7 or from the Agents and/or the Facility Agent.

(a)            In connection therewith, the Collateral Agent shall:

(i)            within 15 days after the Effective Date, create a Collateral database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii)           update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower, the Investment Manager or the Facility Agent as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source;

(iii)          track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Investment Manager and Facility Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Facility Agent or the Investment Manager upon its request therefor;

(iv)          prepare and deliver to the Facility Agent, each Agent, the Borrower and the Investment Manager on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Investment Manager, the Borrower or the Facility Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Agent and the Facility Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Investment Manager, the Facility Agent, any Agent or any Lender;

(v)           provide other such information with respect to the Collateral granted to the Collateral Agent and not released as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Investment Manager, the Facility Agent, any Agent or any Lender may reasonably request from time to time;

(vi)          upon the written request of the Investment Manager on any Business Day and within three hours after the Collateral Agent’s receipt of such request (provided such request is received by 12:00 Noon (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day), the Collateral Agent shall perform the following functions: as of the date the Investment Manager commits on behalf of the Borrower to purchase Collateral Obligations to be included in the Collateral, perform a pro forma calculation of the tests and other requirements set forth in Sections 6.2(e) and (f), in each case, based upon information contained in the Collateral Database and report the results thereof to the Investment Manager in a mutually agreed format;

(vii)         upon the Collateral Agent’s receipt on any Business Day of written notification from the Investment Manager of its intent to sell (in accordance with Section 7.10) Collateral Obligations, the Collateral Agent shall perform, within three hours after the Collateral Agent’s receipt of such request (provided such request is received by no later than 12:00 Noon (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day) a pro forma calculation of the tests set forth in Sections 7.10(a)(i)(A), (B) and (C) based upon information contained in the Collateral Database and information furnished by the Investment Manager, compare the results thereof and report the results to the Investment Manager in a mutually agreed format; and

(viii)        track the Principal Balance of each Collateral Obligation and report such balances to the Facility Agent and the Investment Manager upon request.

(b)           The Collateral Agent shall provide to the Investment Manager a copy of all written notices and communications identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Investment Manager in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Investment Manager, prior to the occurrence of a Facility Termination Event or an Investment Manager Event of Default or the Facility Agent, after the occurrence of a Facility Termination Event or an Investment Manager Event of Default, in which event the Collateral Agent shall only vote, consent or take such other action in accordance with such instructions.

(c)           In addition to the above:

(i)            The Facility Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Facility Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Facility Agent) that the Facility Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 11.3(c)(i) shall be deemed to relieve the Borrower or the Investment Manager of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(c)(i) shall be at the written direction of the Facility Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.

(ii)           The Facility Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Facility Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Facility Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Facility Agent within 10 Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(iii)          Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it (x) unless and until (and to the extent) expressly so directed by the Facility Agent or (y) prior to the Facility Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Facility Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Facility Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including a Facility Termination Event, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d)           If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Facility Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)           Concurrently herewith, the Facility Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 17.4          ~~Section 11.4~~ Removal or Resignation of Collateral Agent. The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Investment Manager, the Borrower, the Facility Agent and each Agent; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Unmatured Investment Manager Event of Default, Investment Manager Event of Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Investment Manager. Promptly after receipt of notice of the Collateral Agent’s resignation, the Facility Agent shall promptly appoint a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower) by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Investment Manager, each Agent, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Facility Agent upon at least 60 days’ prior written notice to the Collateral Agent, the Borrower and each Agent, may with or without cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower, each Agent and the Investment Manager.

Section 17.5          ~~Section 11.5~~ Representations and Warranties. The Collateral Agent represents and warrants to the Borrower, the Facility Agent, the Lenders and Investment Manager that:

(a)           the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b)           no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of the Collateral Agent) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and

(c)           this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 17.6          ~~Section 11.6~~ No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply to the Collateral Agent or the Collateral Custodian with respect to (i) the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 17.7          ~~Section 11.7~~ Reliance of Collateral Agent. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, the Collateral Agent may rely conclusively on the Borrowing Base and an Officer’s Certificate of the Investment Manager. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

SECTION 17.8.          Limitation of Liability and Collateral Agent Rights. (a)  The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (x) the written instructions of any designated officer of the Facility Agent or (y) the verbal instructions of the Facility Agent.

(b)           The Collateral Agent may consult counsel satisfactory to it with a national reputation in the applicable matter and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)           The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(d)           The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)           The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f)            The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)           It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)           In case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of a Facility Termination Event, request instructions from the Investment Manager and may, after the occurrence of a Facility Termination Event, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Investment Manager or the Facility Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            In the event that the Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.

(j)            Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Investment Manager, the Facility Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(k)           The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Investment Manager, the Facility Agent and each Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Investment Manager, the Facility Agent, any Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(l)            The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Investment Manager, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Investment Manager, the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Investment Manager, the Facility Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Investment Manager, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(m)          The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement, unless the Facility Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

Section 17.9          ~~Section 11.9~~ Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses.

Section 17.10        ~~Section 11.10~~ Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 17.11        ~~Section 11.11~~ Collateral Agent Compensation. As compensation for its activities hereunder, the Collateral Agent (in each of its capacities hereunder) shall be entitled to its fees from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Investment Manager, or both but without duplication, to the Collateral Agent under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent in accordance with the provisions of Section 8.3 for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents.

Section 17.12        ~~Section 11.12~~ Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism ~~Laws~~and Anti-Money Laundering Regulations. In order to comply with ~~the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering~~Applicable Banking Law, the Collateral Agent and the Collateral Custodian are required to obtain, verify ~~and~~, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Custodian, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Custodian to comply with Applicable ~~Laws as set forth above~~Banking Law.

Article XVIII~~Article XII~~

GRANT OF SECURITY INTEREST

Section 18.1          ~~Section 12.1~~ Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield, all Fees and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon, all of the Borrower’s personal property, including the Borrower’s right, title and interest in and to the following (other than Retained Interests), in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

(a)           all Collateral Obligations;

(b)           all Related Security;

(c)           the Sale Agreement, the Investment Management Agreement and all documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements; notwithstanding anything contained herein to the contrary, the Collateral shall not include the right of the Borrower to terminate the Investment Manager or replace the Investment Manager under the Investment Management Agreement;

(d)           all of the following (the “Account Collateral”):

(i)            each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,

(ii)           all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,

(iii)          all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and

(iv)          all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e)           all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;

(f)            all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all ~~Security Certificates~~Certificated Securities, all Security Entitlements and all Uncertificated Securities of the Borrower;

(g)           each Hedging Agreement, including all rights of the Borrower to receive moneys due and to become due thereunder; and

(h)           all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a) through (g) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Section 18.2          ~~Section 12.2~~ Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Investment Manager’s duties under the Transaction Documents, the Borrower shall remain liable under the Collateral Obligations, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Investment Manager from any of their respective duties or obligations under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation or liability under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Investment Manager under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 18.3          ~~Section 12.3~~ Release of Collateral. Until the Obligations have been paid in full and the Commitments have been reduced to zero, the Collateral Agent may not release any Lien covering any Collateral except for (i) Collateral Obligations sold pursuant to Section 7.10, (ii) any Related Security identified by the Borrower (or the Investment Manager on behalf of the Borrower) to the Collateral Agent so long as the Facility Termination Date has not occurred or (iii) Repurchased Collateral Obligations or Substituted Collateral ~~Obligation~~Obligations pursuant to Section 7.11.

In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3 and conducted in the ordinary course of business consistent with industry standards and practices (including the use of escrows), the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, execute and deliver to the Borrower any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release and transfer of such Collateral; provided, that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.

Article XIX~~Article XIII~~

FACILITY TERMINATION EVENTS

Section 19.1          ~~Section 13.1~~ Facility Termination Events. Each of the following shall constitute a Facility Termination Event under this Agreement:

(a)           any default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower or the Investment Manager hereunder, including any Yield on any Advance, any Undrawn Fee or any other Fee, in each case, which default shall continue for two Business Days;

(b)           the Borrower, the Equityholder or the Investment Manager shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.7, Section 10.9, Section 10.11 and Section 10.16 as to each of which no grace period shall apply, any such failure shall remain unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower, the Equityholder or the Investment Manager, and (ii) the date on which a Responsible Officer of the Borrower, the Equityholder or the Investment Manager acquires knowledge thereof;

(c)           any representation or warranty of the Borrower or the Investment Manager made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or the Investment Manager to the Facility Agent, any Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Investment Manager, and (ii) the date on which a Responsible Officer of the Borrower or the Investment Manager acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 7.11 with respect to such Collateral Obligation;

(d)           an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Investment Manager or the Equityholder;

(e)           (i) the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base and such condition continues unremedied for two consecutive Business Days or (ii) the Foreign Currency Advance Amount exceeds the Foreign Currency Sublimit, which default shall continue for sixty (60) days;

(f)            the Internal Revenue Service shall file notice of a lien pursuant to Section ~~6323~~6321 of the Code with regard to any of the assets of the Borrower (other than a Permitted Lien), or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower;

(g)           (i) any Transaction Document or any lien or security interest granted thereunder by the Borrower shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Investment Manager or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;

(h)           an Investment Manager Event of Default shall have occurred and be continuing past any applicable notice or cure period provided in the definition thereof or any other applicable section of this Agreement;

(i)            the Borrower or the Investment Manager shall fail to pay any principal of or premium or interest on any Indebtedness having an aggregate principal amount of $250,000 or greater (or in the case of the Investment Manager $1,000,000 or greater), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Borrower or the Investment Manager, as applicable, or any other event, shall occur and such default or event shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or any early amortization event, pay out event or other similar event (other than as a result of a voluntary prepayment) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness if the effect of such event is to cause the principal of such Indebtedness to be amortized on an accelerated basis;

(j)            a Change of Control shall have occurred;

(k)           either (i) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act or (ii) FS KKR Capital Corp. ceases to be a “business development company” within the meaning of the 1940 Act;

(l)            failure on the part of the Borrower or the Investment Manager to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Person or Indemnified Party) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral;

(m)          (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without cause or prior written notice to the Facility Agent and each Agent (in each case as required by the organization documents of the Borrower); provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death or incapacitation of the current Independent Manager;

(n)           the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Majority Lender, which consent may be withheld in the exercise of its sole and absolute discretion;

(o)           any court shall render a final, non-appealable judgment against the Borrower or the Investment Manager (i) in an amount in excess of $250,000 (or, with respect to the Investment Manager, $1,000,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Facility Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Investment Manager, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $250,000 (or, with respect to the Investment Manager, $1,000,000); or the attachment of any material portion of the property of the Borrower or the Investment Manager which has not been released or provided for to the reasonable satisfaction of the Facility Agent within 30 days after the making thereof;

(p)           the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;

(q)           failure to pay, on the Facility Termination Date, all outstanding Obligations; or

(r)            during the Revolving Period, the Minimum Equity Condition is not satisfied and such condition continues unremedied for two (2) consecutive Business Days.

Section 19.2          ~~Section 13.2~~ Effect of Facility Termination Event.

(a)           Optional Termination. Upon notice by the Collateral Agent, acting at the direction of the Facility Agent or the Majority Lenders, that a Facility Termination Event (other than a Facility Termination Event described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent) or the Majority Lenders, may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b)           Automatic Termination. Upon the occurrence of a Facility Termination Event described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 19.3          ~~Section 13.3~~ Rights upon Facility Termination Event. If a Facility Termination Event shall have occurred and be continuing, the Facility Agent may, in its sole discretion, or shall at the direction of the Majority Lenders, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral and the Collateral Agent shall promptly, at the written direction of the Facility Agent or the Majority Lenders, also do one or more of the following (subject to Section 13.9):

(a)           institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;

(b)           exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and

(c)           require the Borrower and the Investment Manager, at the Investment Manager’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (at the direction of the Facility Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (at the direction of the Facility Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Facility Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent (at the direction of the Facility Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the outstanding Advances pursuant to Section 4.1 or otherwise in such order as the Collateral Agent shall be directed by the Facility Agent (in its sole discretion).

Section 19.4          ~~Section 13.4~~ Collateral Agent May Enforce Claims Without Possession of Notes.  All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

Section 19.5            ~~Section 13.5~~ Collective Proceedings.  In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 19.6            ~~Section 13.6~~ Insolvency Proceedings.  In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:

(a)            to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(b)            unless prohibited by Applicable Law and regulations, to vote (with the consent of the Facility Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(c)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(d)            to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own negligence or willful misconduct.

Section 19.7            ~~Section 13.7~~ Delay or Omission Not Waiver.  No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Facility Termination Event shall impair any such right or remedy or constitute a waiver of any such Facility Termination Event or an acquiescence therein. Every right and remedy given by this Section 13.7 or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.

Section 19.8            ~~Section 13.8~~ Waiver of Stay or Extension Laws.  The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 19.9.            Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the safekeeping of the Collateral Obligation Files in accordance with Article XVIII, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.

(b)            Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)            Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

SECTION 19.10.            Power of Attorney. (a)  The Borrower hereby irrevocably appoints the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent (at the direction of the Facility Agent), the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(b)            No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from the Borrower as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and the Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by the Borrower until all obligations of the Borrower under the Transaction Documents have been paid in full and the Collateral Agent has provided its written consent thereto.

(c)            Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence of a Facility Termination Event.

Article XX~~Article XIV~~

THE FACILITY AGENT

Section 20.1            ~~Section 14.1~~ Appointment. Each Lender and each Agent hereby irrevocably designates and appoints DBNY as Facility Agent hereunder and under the other Transaction Documents, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby irrevocably designates and appoints the Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Facility Agent nor any Agent (the Facility Agent and each Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.

Section 20.2            ~~Section 14.2~~ Delegation of Duties. Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 20.3            ~~Section 14.3~~ Exculpatory Provisions. No Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents (except, solely with respect to liability to the Borrower, for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower or the Investment Manager.

Section 20.4            ~~Section 14.4~~ Reliance by Note Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Facility Agent, by the Lenders or (ii) in the case of an Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.

Section 20.5            ~~Section 14.5~~ Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Facility Termination Event unless it has received notice from the Investment Manager, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Facility Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group; provided, that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 20.6            ~~Section 14.6~~ Non-Reliance on Note Agents. The Lenders expressly acknowledge that no Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Note Agent hereafter taken, including any review of the affairs of the Borrower or the Investment Manager, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Investment Manager, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Investment Manager, and the Collateral Obligations. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Investment Manager or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

In no event shall any Note Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such Note Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall such Note Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 20.7            ~~Section 14.7~~ Indemnification. The Lenders agree to indemnify the Facility Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Investment Manager under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 20.8            ~~Section 14.8~~ Successor Note Agent. If the Facility Agent shall resign as Facility Agent under this Agreement, then the Majority Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. In addition, prior to any assignment or participation by DBNY of any interest in its Commitment which, in either case, after giving effect to such assignment or participation would result in DBNY holding (unparticipated) less than 25% of the Facility Amount, the Required Lenders shall be permitted to appoint a new Facility Agent with the consent of the Investment Manager (such consent not to be unreasonably withheld, delayed or conditioned). Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group and the Facility Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 14.8. If an Agent shall resign as Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent hereunder; provided, that in the event a successor Note Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Note Agent may petition a court for its removal.

Section 20.9            ~~Section 14.9~~ Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Investment Manager as though such Note Agent were not an agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 20.10            ~~Section 14.10~~ Borrower Procedural Review. The Facility Agent shall, at the Borrower’s expense, retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Facility Agent in its sole discretion) to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto (as such Exhibit B may be amended from time to time as the Facility Agent and Borrower (in the sole discretion of each) may agree) once every twelve-month period at the request of the Facility Agent. The Facility Agent shall promptly forward the results of such audit to the Investment Manager.

Section 20.11            Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with the Applicable Banking Law, the Facility Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Facility Agent. Accordingly, each of the parties hereto agree to provide to the Facility Agent, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Facility Agent to comply with Applicable Banking Law.

Article XXI~~Article XV~~

ASSIGNMENTS

Section 21.1            ~~Section 15.1~~ Restrictions on Assignments. Except as specifically provided herein, the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Majority Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.

Section 21.2            ~~Section 15.2~~ Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance.

Section 21.3            ~~Section 15.3~~ Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 21.4            ~~Section 15.4~~ Assignment by Lenders. So long as no Facility Termination Event or Investment Manager Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) if (x) such Lender makes a reasonable determination that its ownership of any of its rights or obligations hereunder (and under other similar facilities (if any) held by such Lender) is prohibited by the Volcker Rule and (y) to the extent such Lender is permitted by the applicable documentation, such Lender is making commercially reasonable efforts to assign its interest in other similar facilities in a manner similar to such proposed assignment, to any Person other than a Competitor, without the prior written consent of the Borrower (which consent, if such assignment is to a Person other than a Competitor, shall not to be unreasonably withheld, delayed or conditioned). Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

Section 21.5            ~~Section 15.5 (a)~~ Registration; Registration of Transfer and Exchange. Section 21.6  The Collateral Agent, acting solely for this purpose as agent for the Borrower (and, in such capacity, the “Note Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Note Register”).  The entries in the Note Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent, each Agent and each Lender shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a Lender hereunder.  The Note Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(a)	~~(b)~~ Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 15.5. A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.1) (or its agent or nominee) of all or a portion of the Advances. The Note Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Note Registrar either (i) an Opinion of Counsel that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5 and the restrictions noted on the face of such Note.

(b)	~~(c)~~ At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Note Registrar) the new Note which the holder making the exchange is entitled to receive at the Note Registrar’s office, located at DB Services Americas Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Transfer Unit.

(c)	~~(d)~~ Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Note Registrar), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

(d)	~~(e)~~ All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(e)	~~(f)~~ Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Note Registrar) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.

(f)	~~(g)~~ No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note.

(g)	~~(h)~~ The holders of the Notes shall be bound by the terms and conditions of this Agreement.

SECTION 21.7.            Mutilated, Destroyed, Lost and Stolen Notes. (a)  If any mutilated Note is surrendered to the Note Registrar, the Borrower shall execute and deliver (through the Note Registrar) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)            If there shall be delivered to the Borrower and the Note Registrar prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Note Registrar that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Note Registrar), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)            Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

(d)            Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e)            The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

Section 21.8            ~~Section 15.7~~ Persons Deemed Owners. The Borrower, the Investment Manager, the Facility Agent, the Collateral Agent and any agent for any of the foregoing may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Investment Manager, the Facility Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.

Section 21.9            ~~Section 15.8~~ Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Note Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

SECTION 21.10.            Participations; Pledge. (a)  At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Investment Manager, the Facility Agent, any Agent, any Lender, the Collateral Agent nor the Investment Manager shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b)            Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c)            Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

Section 21.11            ~~Section 15.10~~ Reallocation of Advances. Any reallocation of Advances among Committed Lenders pursuant to an assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV shall be wired by the applicable purchasing Lender(s) to the Collateral Agent pursuant to the wiring instructions for the Principal Collection Account provided by the Collateral Agent and the Collateral Agent shall only release such funds at the direction of the Facility Agent and upon receipt of an executed assignment, as applicable.

Article XXII~~Article XVI~~

INDEMNIFICATION

Section 22.1            ~~Section 16.1~~ Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify the Facility Agent, the Agents, the Lenders, the Note Registrar, the Collateral Custodian and the Collateral Agent and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages (including punitive damages), losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ and accountants’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated hereby or thereby or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or any breach of any representation, warranty or covenant of the Borrower, the Equityholder or the Investment Manager in any Transaction Document or in any certificate or other written material delivered by any of them pursuant to any Transaction Document, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party and (b) resulting from the performance of the Collateral Obligations. This Section 16.1 shall not apply to Taxes, but shall be subject to Section 16.4.

Indemnification under this Section 16.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable fees and expenses of counsel and expenses of litigation.

Section 22.2            ~~Section 16.2~~ Reserved.

Section 22.3            ~~Section 16.3~~ Contribution. If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

Section 22.4            ~~Section 16.4~~ Net After-Tax Basis. Indemnification under Section 16.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences, on a net after-Tax basis (including, for example, taking into account the deductibility of an applicable underlying damage, cost or expense) to the Indemnified Party of the receipt of the indemnity provided hereunder (or of the incurrence of such applicable underlying damage, cost or expense), including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

Article XXIII~~Article XVII~~

MISCELLANEOUS

Section 23.1            ~~Section 17.1~~ No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Collateral Agent, any Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of a Facility Termination Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, any Agent, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 23.2            ~~Section 17.2~~ Amendments, Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower, the Required Lenders and the Facility Agent may, upon written notice to the Investment Manager and each Agent, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Facility Agent, in each case without the prior written consent of the Facility Agent, (v) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (vi) constitute a Fundamental Amendment without the prior written consent of each Lender, (vii) waive any Facility Termination Event or Investment Manager Event of Default without the prior written consent of the Majority Lenders or (viii) materially affect the rights or duties of the Investment Manager unless the Investment Manager has consented thereto. Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support any Applicable Interest Rate, or if such Applicable Interest Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Investment Manager and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to such Applicable Interest Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in the applicable interbank market for similar types of facilities. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement~~.~~; provided, that the consent of the Required Lenders shall not be required for any amendment that, in the reasonable determination of the Facility Agent, only effects a credit risk reduction by lowering any Excess Concentration Amount, increasing the Applicable Margin, increasing the threshold for any of the Collateral Quality Tests or any similar modification.

Section 23.3            ~~Section 17.3~~ Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 23.4            ~~Section 17.4~~ Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, in each case, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Investment Manager and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and out-of-pocket, documented expenses of counsel for the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders with respect thereto and with respect to advising the Facility Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders, in connection with the enforcement against the Investment Manager or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided, that in the case of reimbursement of (A) counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one counsel for all the Facility Agent, the Agents and Lenders and (B) counsel for the Collateral Agent and Collateral Custodian shall be limited to one counsel for such Persons. For the avoidance of doubt, the costs and expenses described in this Section 17.4 shall not include Taxes.

Section 23.5            ~~Section 17.5~~ Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Facility Agent, the Agents, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V. Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.12 shall be continuing and shall survive any termination of this Agreement and any termination of the Investment Manager under the Investment Management Agreement.

Section 23.6            ~~Section 17.6~~ Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 23.7            ~~Section 17.7~~ Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 23.8            ~~Section 17.8~~ GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 23.9            ~~Section 17.9~~ Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

Section 23.10            ~~Section 17.10~~ WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE INVESTMENT MANAGER, THE FACILITY AGENT, THE AGENTS, THE ~~INVESTORS~~LENDERS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 23.11            ~~Section 17.11~~ No Proceedings.

(a)            Notwithstanding any other provision of this Agreement, each of the Collateral Agent, the Collateral Custodian, each Agent, each Lender and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b)            The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof.  The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 23.12            ~~Section 17.12~~ Limited Recourse. No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 23.13            ~~Section 17.13~~ ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 23.14.            Confidentiality. (a)  The Borrower, the Investment Manager, the Collateral Custodian and the Collateral Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, or (iv) to the extent the Borrower, the Investment Manager, the Collateral Custodian or the Collateral Agent or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information.

(b)            The Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Facility Agent, the Collateral Agent, such Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Facility Agent hereunder may in all cases be distributed by the Facility Agent to the Lenders and Agents) except that the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender, (iii) to the extent such information was available to the Facility Agent, such Agent or such Lender on a non-confidential basis prior to its disclosure to the Facility Agent, such Agent or such Lender hereunder, (iv) with the consent of the Investment Manager, (v) to the extent permitted by Article XV, or (vi) to the extent the Facility Agent, such Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (vi) above, the Facility Agent, such Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Investment Manager of its intention to make any such disclosure prior to making any such disclosure.

Section 23.15            ~~Section 17.15~~ Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 23.16            ~~Section 17.16~~ Replacement of Lenders.

(a)            If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) defaults in its obligation to make Advances hereunder; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement regulated bank or insurance company shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) during the Revolving Period, the replacement regulated bank or insurance company, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section ~~15.5~~15.4, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Indemnified Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything to the contrary contained herein or in the Fee Letter, in the event that the Facility Agent or an Affiliate of the Facility Agent takes any action described in the foregoing clauses (a), (b) or (d), the Borrower may elect to prepay all outstanding Advances and terminate the remaining Commitments hereunder. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 23.17            ~~Section 17.17~~ Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 23.18            ~~Section 17.18~~ Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

Section 23.19            Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 23.20            Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the requesting Lender) may, at any time and in its sole discretion, obtain a private rating for this loan facility (it being understood that such rating shall be disclosed to any Lender, any prospective eligible Lender and the Securities Valuation Office of the National Association of Insurance Commissioners (or equivalent governing body). The Borrower and the Investment Manager hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Article XXIV~~Article XVIII~~

COLLATERAL CUSTODIAN

Section 24.1            ~~Section 18.1~~ Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. Wells Fargo Bank, National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

Section 24.2            ~~Section 18.2~~ Duties of the Collateral Custodian.

(a)            Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)            The Collateral Custodian, as the duly appointed agent of the Secured Parties, for these purposes, acknowledges that the Borrower shall cause the Investment Manager to deliver, on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date, except as set forth in Section 10.21), the Collateral Obligation Files delivered to it for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. The Collateral Custodian acknowledges that in connection with any Asset Approval Request, additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time, and that the Collateral Custodian will credit each Collateral Obligation File to the Collection Account in accordance with the terms hereof. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Investment Manager, the Facility Agent and each Agent.

(ii)            With respect to each Collateral Obligation File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian is acting exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except upon compliance with the provisions of Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Collateral Custodian.

(iii)            The Collateral Custodian shall maintain continuous custody of all items in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File which comes into the possession of the Collateral Agent (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian. Each Collateral Obligation File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Facility Agent. The Collateral Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.

(iv)            With respect to the documents comprising each Collateral Obligation File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Facility Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Facility Agent, the Facility Agent’s written instructions shall control.

(v)            The Collateral Custodian shall accept only written instructions of an Executive Officer, in the case of the Borrower or the Investment Manager, or a Responsible Officer, in the case of the Facility Agent, concerning the use, handling and disposition of the Collateral Obligation Files.

(vi)            In the event that (i) the Borrower, the Facility Agent, any Agent, the Investment Manager, the Collateral Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered ~~otherwise~~other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Obligation File or a document included within such Collateral Obligation File as directed by the Facility Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii)            The Facility Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Facility Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(viii)            The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Facility Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including a Facility Termination Event, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

SECTION 24.3.            Delivery of Collateral Obligation Files. (a)  In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Borrower shall represent, warrant and agree that the Collateral Obligation Files delivered to the Collateral Custodian shall include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete in all material respects and correct pursuant to a certification in the form of Exhibit H executed by or on behalf of the Borrower.

(b)            Reserved.

(c)            With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Investment Manager in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Investment Manager shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Investment Manager shall deliver such original documents to the Collateral Custodian promptly when they are received.

SECTION 24.4.            Collateral Obligation File Certification. (a)  On or prior to each Funding Date, the Borrower shall cause the Investment Manager to provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Facility Agent and each Agent (such information contained on the Schedule of Collateral Obligations shall also be delivered to the Collateral Custodian, the Facility Agent and each Agent simultaneously in Microsoft Excel format) with respect to the Collateral Obligations to be delivered to the Collateral Agent on such Funding Date.

(b)            In connection with (and as a part of) each Monthly Report, with respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be included as a part of each Monthly Report) in respect of each of the Collateral Obligations, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Advance Request or Reinvestment Request, based on the Collateral Custodian’s examination of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files ~~(“Exceptions”)~~, (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Monthly Report.

(c)            Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the collectability, insurability, effectiveness or suitability of any such Collateral Obligation.

SECTION 24.5.            Release of Collateral Obligation Files. (a)  Upon satisfaction of any of the conditions set forth in Section 12.3, the Borrower shall cause the Investment Manager to provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent) and shall request in writing delivery to it of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Investment Manager to the Facility Agent and each Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Facility Agent, the Collateral Custodian shall within three Business Days release the related Collateral Obligation File to the Investment Manager and the Investment Manager will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(b)            From time to time and as appropriate for the management or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from an authorized representative of the Investment Manager (as listed on Exhibit F-1, as such exhibit may be amended from time to time by the Investment Manager with notice to the Collateral Custodian, the Facility Agent and each Agent), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Investment Manager. In the event an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Investment Manager Event of Default or an Investment Manager Event of Default has occurred and is continuing, the Borrower shall not permit the Investment Manager to make any such request with respect to any original documents unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Borrower shall cause the Investment Manager to return each and every original document previously requested from the Collateral Obligation File to the Collateral Custodian when the need therefor by the Investment Manager no longer exists unless (x) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, and (y) the Investment Manager has delivered to the Collateral Custodian a certificate executed by an Executive Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the purpose or purposes of such delivery, in which case the Investment Manager shall complete such return as soon as possible. Upon receipt of a certificate of the Investment Manager substantially in the form of Exhibit F-3, with a copy to the Facility Agent and each Agent, stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to an Optional Sale in accordance with Section 7.10, the Collateral Custodian shall within three (3) Business Days ~~release~~of receipt of the Request for Release and Receipt, release to the Investment Manager, or, in connection with an Optional Sale, the requested Collateral Obligation File, and the Investment Manager will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(c)            Notwithstanding anything to the contrary set forth herein, the Borrower shall not permit the Investment Manager to, without the prior written consent of the Facility Agent, request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Investment Manager is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Investment Manager which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Adjusted Aggregate Eligible Collateral Obligation Balance. The Investment Manager may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as Collateral Custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the management of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Investment Manager, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Borrower shall cause the Investment Manager to do so in accordance with the Investment Management Standard as such standard applies to investment managers acting as custodial agent. The Borrower shall cause the Investment Manager to promptly report to the Collateral Custodian and the Facility Agent the loss by it of all or part of any Collateral Obligation File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. In such custodial capacity, the Borrower shall cause the Investment Manager to perform the following powers and duties:

(i)            hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time receive hereunder from the Collateral Custodian for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii)            implement policies and procedures consistent with the Investment Management Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and

(iii)            take all other actions, in accordance with the Investment Management Standard, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent.

Acting as custodian of the Collateral Obligation Files pursuant to this Section 18.5, the Borrower shall cause the Investment Manager to agree that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.

Section 24.6            ~~Section 18.6~~ Examination of Collateral Obligation Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Investment Manager and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Investment Manager Event of Default or an Investment Manager Event of Default, upon the request of the Facility Agent and at the cost and expense of the Borrower, the Collateral Custodian shall promptly provide the Facility Agent with the Collateral Obligation Files or copies, as designated by the Facility Agent, subject to any applicable cap on costs and expenses, the Collateral Custodian shall promptly provide the Facility Agent with the Collateral Obligation Files or copies, as designated by the Facility Agent; provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.

Section 24.7            ~~Section 18.7~~ Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Obligation that was in its possession pursuant to Section ~~10.22~~10.21 within five (5) Business Days after required or requested by the Facility Agent and provided that (a) the Collateral Custodian previously certified in writing to the Facility Agent that it had received such original promissory note and (b) such original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit.

Section 24.8            ~~Section 18.8~~ Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower or the Investment Manager to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Borrower or the Investment Manager, the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Borrower shall cause the Investment Manager to arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Investment Manager deems appropriate.

Section 24.9            ~~Section 18.9~~ Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 24.10            ~~Section 18.10~~ Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder and in its capacity as Securities Intermediary under the Account Control Agreement, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Investment Manager, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (which includes amounts payable to the Securities Intermediary under the Account Control Agreement) (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3 for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents.

SECTION 24.11.            Removal or Resignation of Collateral Custodian. (a)  The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Investment Manager, the Borrower and the Facility Agent and each Agent; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Unmatured Investment Manager Event of Default, Investment Manager Event of Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Investment Manager. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Facility Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Investment Manager, each Agent, the resigning Collateral Custodian and to the successor Collateral Custodian.

(b)            The Facility Agent upon at least 60 days’ prior written notice to the Collateral Custodian and each Agent, may (or shall upon the request of the Majority Lenders) remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Custodian (which successor Collateral Custodian shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Investment Manager.

(c)            In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Facility Agent, all the Collateral Obligation Files being administered under this Agreement. The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian. Any cost of shipment arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 18.11(b) shall be at the expense of the Borrower.

SECTION 24.12.            Limitations on Liability. (a)  The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.

(b)            The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)            The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties and in the case of the grossly negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files; provided that, the Collateral Custodian hereby agrees that any failure of the Collateral Custodian to produce an original promissory note satisfying the conditions described in clauses (a) and (b) of Section 18.7 shall constitute negligence.

(d)            The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)            The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f)            The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

(g)            It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)            In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of a Facility Termination Event or the Facility Termination Date, request instructions from the Investment Manager and may, after the occurrence of a Facility Termination Event or the Facility Termination Date, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Investment Manager or the Facility Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.7 and Section 11.8 shall be afforded to the Collateral Custodian.

Section 24.13            ~~Section 18.13~~ Collateral Custodian as Agent of Collateral Agent. The Collateral Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DARBY CREEK LLC, as Borrower

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian

By:
Name: Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:
Name: Title:

By:
Name: Title:

With respect to Section 10.25:

FS KKR CAPITAL CORP., as Equityholder

By:
Name: Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent, as a Dollar Lender, as a Euro Lender, as a GBP Lender, as a CAD Lender, as a AUD Lender and as a Committed Lender

By:
Name: Title:

By:
Name: Title:

KEYBANK NATIONAL ASSOCIATION, as an Agent, as a Dollar Lender and as a Committed Lender

By:
Name: Title:

CUSTOMERS BANK, as an Agent, as a Dollar Lender and as a Committed Lender

By:
Name: Title:

TIAA, FSB, as an Agent, as a Dollar Lender and as a Committed Lender

By:
Name: Title:

ANNEX A

DARBY CREEK LLC

201 Rouse Boulevard

Philadelphia, PA 19112
Attention: William Goebel, Chief Financial Officer
Telephone: (215) 220-4247
Facsimile: (215) 339-1931

Email: credit.notices@fsinvestments.com; FSICII_Team@fsinvestments.com;

portfolio_finance@fsinvestments.com

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent and Collateral Custodian

Wells Fargo Bank, National Association

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services—Darby Creek LLC

Fax: (410) 715 3748

Phone: (410) 884 2000

Deutsche Bank AG, New York Branch,
as Facility Agent

One Columbus Circle
New York, New York 10019
Attention: Asset Finance Department
Email: Amit.Patel@db.com, ~~James.Kwak~~Peter.Sabino@db.com

Deutsche Bank AG, New York Branch,
as an Agent and as a Committed Lender

One Columbus Circle
New York, New York 10019
Attention: Asset Finance Department
Email: Amit.Patel@db.com, ~~James.Kwak~~Peter.Sabino@db.com

TIAA, FSB, as successor in interest to certain assets of EverBank Commercial Finance, Inc., as an Agent and as a Committed Lender

10000 Midlantic Drive, Suite 400 E
Mount Laurel, NJ 08054
Attention: Lender Finance
Facsimile No.: 201-770-4768

Email: LFLoanAdmin@tiaabank.com

A-1

KEYBANK NATIONAL ASSOCIATION,
as an Agent and as a Committed Lender

1000 S. McCaslin Blvd.

Superior, CO 80027
Attention: Richard Andersen
Facsimile No.: 216-370-6396

Email: richard_s_anderson@key.com

CUSTOMERS BANK,
as an Agent and as a Committed Lender

99 Bridge Street
Phoenixville, PA 19046
Attention: Brian Luff
Telephone No.: (484) 302-0932
Facsimile No.: (610) 302-0932
Email: participationwires@customersbank.com

A-2

Annex B

Lender	Commitment
Deutsche Bank AG, New York Branch	$	~~100,000,000~~550,000,000
TIAA, FSB, as successor in interest to certain assets of EverBank Commercial Finance, Inc.		$50,000,000
KeyBank National Association	$	~~50,000,000~~100,000,000
Customers Bank		$50,000,000
Total:		$750,000,000
~~Total~~ 	~~$~~	~~250,000,000~~

B-1

APPENDIX B

Omitted

APPENDIX C

Omitted